Exhibit 4.1

BOISE PAPER HOLDINGS, L.L.C.

SAVINGS PLAN

Restated Effective January 1, 2011

With Amendments through October 24, 2013

BOISE PAPER HOLDINGS, L.L.C.

SAVINGS PLAN

-i-

-ii-

-iii-

BOISE PAPER HOLDINGS, L.L.C.

SAVINGS PLAN

SECTION 1

GENERAL

SECTION 1.1 PURPOSE.

Effective October 29, 2004, the Boise Cascade Corporation Savings and Supplemental Retirement Plan and the Boise Cascade Corporation Qualified Employee Savings Trust were divided and a portion of each plan spun off to the Boise Cascade, L.L.C. Savings Plan (within the meaning of section 1.414(l)-1(n) of the Treasury Regulations). Effective February 21, 2008, in anticipation of the Transfer, Boise Cascade, L.L.C. adopted this Plan. Effective February 22, 2008, a portion of the Boise Cascade, L.LC. Savings Plan was spun off to this Plan (within the meaning of section 1.414(l)-1(n) of the Treasury Regulations) (the “Spin-off”). On that date, Boise Paper Holdings, L.L.C. assumed sponsorship of this Plan. Effective as of the end of the 2009 Plan Year, the portion of this Plan dealing with hourly employees was spun off to the Boise Paper Holdings, L.L.C. Retirement Savings Plan (within the meaning of section 1.414(l)-1(n) of the Treasury Regulations) (“Spin-off 2”). This Plan now governs the benefits of former salaried employees in the paper manufacturing and distribution businesses of Boise Cascade, L.L.C. whose benefits were transferred to this Plan in the Spin-off, as well as salaried employees of Boise Paper Holdings, L.L.C. Notwithstanding anything to the contrary, salaried employees employed at Hexacomb locations are not eligible to participate in this Plan.

This Plan is intended to include all applicable provisions required by the 2005 Cumulative List of Changes in Plan Qualification published by the Internal Revenue Service in Notice 2005-101.

The rights to benefits of any Employee whose employment terminated prior to any amendment or restatement of the Plan shall be determined solely by the provisions of the Plan, as in effect at the time of such termination of employment, unless specifically otherwise provided herein, provided that the rights to benefits of any Employee whose employment terminated prior to the Spin-off, but whose accrued benefit was transferred to this Plan in the Spin-off, shall be determined by the provisions of this Plan.

SECTION 1.2 COMPLIANCE WITH UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit, if any, with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

SECTION 2

DEFINITIONS

2.1 The following words and phrases shall have the meaning set forth below; unless the context clearly indicates to the contrary:

(a)	“Administrative Procedures” shall mean the rules and procedures established by the Plan Administrator to enable the effective operation of the Plan.

(b)	“Affiliated Company” shall mean a member with the Company of a controlled group of corporations within the meaning of Section 414(b) of the Code. The term “Affiliated Company” shall also include any trade or business under common control (as defined in Section 414(c) of the Code) with the Company, a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company, and any other entity required to be aggregated with the Company under regulations issued pursuant to Code Section 414(o).

(c)	“After-Tax Contribution Account” shall mean the account which is credited with a Participant’s after-tax contributions transferred from the BCLLC Plan.

(d)	“BCLLC Plan” shall mean the Boise Cascade, L.L.C. Savings Plan.

(e)	“Before-Tax Contribution Account” shall mean the account to which a Participant’s before-tax contributions to the Plan are credited as provided in Section 4.1 or to which a before-tax contribution account has been transferred from the BCLLC Plan as described in Section 4.5.

(f)	“Board” shall mean the governing body of Boise Paper Holdings, L.L.C. or its successor entity or entities.

(g)	“Break in Service” shall be determined as follows:

(1)	An Employee employed to work at least 20 hours per week who is a Transferred Employee shall incur a Break in Service if, in any Plan Year, he or she ceases to be employed by an Employer or Affiliated Company and fails to complete at least 1 Hour of Service in each of 3 months during such Plan Year. Notwithstanding the foregoing, such Participant shall not incur a Break in Service in any Plan Year in which he or she is credited with at least 501 Hours of Service.

(2)	An Employee employed to work less than 20 hours per week who is a Transferred Employee shall incur a Break in Service if, in any Plan Year, he or she fails to be credited with at least 501 Hours of Service.

(3)	Maternity/Paternity Leave. A Participant shall not incur a Break in Service if:

(A)	The individual fails to complete at least one Hour of Service in each of three months during any one Plan Year or fails to be credited with at least 501 Hours of Service due to absence for any of the following reasons:

(1)	By reason of the pregnancy of the individual;

(2)	By reason of the birth of a child of the individual;

(3)	By reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or

(4)	For purposes of caring for such child for a period beginning immediately following such birth or placement; and

(B)	The individual furnishes to the Plan Administrator within thirty days following the commencement of such absence a written statement that the absence was for one of the reasons specified in subsection (A) hereof and, if requested, a copy of the birth certificate or proof of adoption of such child.

(C)	The Participant shall be credited with such Hours of Service as required to prevent a Break in Service in either the Plan Year such absence begins or the following Plan Year.

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)	“Company” shall mean Boise Paper Holdings, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, or its successor or successors.

(j)	“Compensation” shall mean salary, commission, bonus and other payments for personal services rendered by an Employee to an Employer; and such amounts shall be included as Compensation for this purpose when received, regardless of when earned; provided, however, that Compensation shall include the amount by which a Participant’s salary is reduced by such Participant’s before-tax contributions:

(1)	under Section 401(k) of the Code to his or her Before-Tax Contribution Account,

(2)	pursuant to Section 125 of the Code to any health or dependent care plan sponsored by an Employer, and

(3)	under Section 132(f) of the Code to any qualified transportation fringe plan.

Compensation shall not include any amounts paid as retention bonuses or as the result of an Employee’s termination of employment, such as pay for unused vacation or paid time off, pro rata vacation, pay in lieu of notice or severance pay. Compensation shall not include any amounts paid by an Employer to an Employee that are not strictly in consideration of personal services, such as expense reimbursements, cost-of-living allowances, education allowances, or premiums on excess group term life insurance; and the fact that an amount constitutes taxable income to the Employee shall not be controlling for this purpose. Compensation shall not include the amount of any deferred bonus regardless of when paid. Notwithstanding anything to the contrary in the above definitions, (i) Compensation shall include any taxable income realized by, or payments made to, an Employee for hardship allowances, any foreign service premiums paid to Employees stationed overseas, and Employer-provided pay while the Employee is on a leave of absence subject to USERRA; (ii) Compensation shall include regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), that is paid to the Employee after severance from employment (as defined in Treasury Regulation 1.415(a)-1(f)(5)) and that would have been paid to the Employee prior to severance from employment if the Employee had continued in employment with the Employer; and (iii) Compensation shall not include amounts that are not “compensation” within the meaning of Code Section 415(c)(3) and Treasury Regulation 1.415(c)-2.

In the event a Participant transfers employment from one Employer to another Employer, or an individual previously eligible to participate in another qualified cash or deferred arrangement sponsored by an Employer incurs a change in employment status so as to become a Participant in this Plan, Compensation shall include all amounts paid to such Participant by any Employer during the calendar year during which such transfer or change in status occurs.

Section 401(a)(17) Limitation

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for all purposes under the Plan except for purposes of an Eligible Employee’s election to make before-tax contributions under Sections 4.1(a) and 4.4 of the Plan, a Participant’s Compensation for a Plan Year shall not exceed the annual compensation limit under Section 401(a)(17) of the Code, which is $245,000 for Plan Years beginning after December 31, 2008, as adjusted under Section 401(a)(17)(B) of the Code. If a determination period consists of fewer than 12 months, the Section 401(a)(17) limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Solely for purposes of calculating before-tax contributions under Section 4.1(a), a Participant’s Compensation shall not be limited to the annual compensation limit under Section 401(a)(17) of the Code.

Notwithstanding anything to the contrary, for purposes of calculating Employer contributions pursuant to Section 4.2(f), Compensation shall not include amounts paid prior to the date an Eligible Employee becomes eligible to participate in this Plan pursuant to Section 3.1.

(k)	“Customer Service Center” shall mean the third party designated by the Plan Administrator with responsibility for implementing certain Participant elections under the Plan, in accordance with the Administrative Procedures.

(l)	“Disability” shall mean a physical or mental condition that prevents the Participant from engaging in and substantially performing services for the Employer and that can be expected to result in death or to be of continued and indefinite duration, as determined in the sole discretion of the Plan Administrator.

(m)	For purposes of discretionary matching contributions made with respect to elective contributions from Compensation paid from February 22, 2008, through April 15, 2009, “Discretionary Match Eligible Participants” shall mean (i) Participants who are not Transferred Employees and who become Eligible Employees on or after February 22, 2008, and (ii) Participants who are Transferred Employees who were eligible for the discretionary match under the BCLLC Plan. For purposes of discretionary matching contributions made with respect to elective contributions from Compensation paid on or after April 16, 2009, “Discretionary Match Eligible Participants” shall mean all salaried Participants. For purposes of discretionary matching contributions made with respect to elective contributions from Compensation paid on or after January 1, 2010, “Discretionary Match Eligible Participants” shall mean all Participants.

(n)	“Early Retirement Date” shall mean the date a Participant has met all the following requirements:

(1)	The Participant has attained age 55.

(2)	The Participant has completed 10 Years of Service.

(3)	The Participant has terminated employment.

(o)	“Eligible Employee” shall mean an Employee who meets all the following qualifications:

•	is not a Leased Employee;

•	is regularly scheduled to work at least 20 hours per week for an Employer or is credited with a Year of Service pursuant to Section 3.2(a); or is employed at a Tharco Packaging location on January 1, 2013, not regularly scheduled to work at least 20 hours per week but who was eligible to participate in the Tharco Plan immediately prior to the Tharco Plan Merger;

•	is not an active participant in another qualified savings/401(k) plan sponsored by an Employer (including Employees who are participants in the Tharco Affiliated Companies Profit Sharing and 401(k) Plan); and

•	is not an Employee at a Hexacomb location,

provided that any individual providing services to an Employer for remuneration who is treated by that Employer during any period of time other than as an employee of the Employer, whether by reason of treatment as an employee of a third party, as an independent contractor, or otherwise, shall not be eligible for benefits under this Plan with respect to such period of time notwithstanding any subsequent reclassification or determination by a court or regulatory agency, or acquiescence in any such reclassification or determination for any purpose by the Employer, that the individual was an “Employee” during such time period.

(p)	“Employee” shall mean any person who is receiving Compensation on a salaried pay basis for services rendered to an Employer who is not covered by a collective bargaining agreement. This term shall also include Leased Employees.

(q)	“Employer” shall mean the Company and any subsidiary or Affiliated Company listed in Schedule B that has been authorized by the Company to participate in the Plan and that has adopted the Plan.

(r)	“Employer Account” shall mean a separate account for each Participant to which employer contributions are credited as provided in Section 4.2 or to which an employer contribution account has been transferred from the BCLLC Plan as described in Section 4.5.

(s)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(t)	“Highly Compensated Employee” shall mean:

(1)	An Employee who performs service for the Employer and any Affiliated Company during the preceding Plan Year and received “compensation” (which shall mean compensation as defined in Section 1.4 of Appendix A and which shall not be annualized for any Employee who performed such services for only a portion of a Plan Year) in excess of the dollar limit determined under Code Section 414(q)(1) (as adjusted under the Code for cost-of-living increases); provided, however, that the number of Highly Compensated Employees shall be limited to the top 20% of Employees ranked on the basis of compensation in such preceding Plan Year, excluding those Employees described in Section 414(q)(5) of the Code; and

(2)	Any former Employee if such employee was a Highly Compensated Employee when such employee separated from service, or such employee was a Highly Compensated Employee at any time after attaining age 55.

(3)	For the 2008 Plan Year only, any Employee who received compensation (as defined in subsection 1 above) from Boise Cascade, L.L.C. during 2007 in excess of the dollar limit determined under Code Section 414(q)(1) (as adjusted under the Code for cost-of-living increases); provided, however, that the number of Highly Compensated Employees shall be limited to the top 20% of Employees ranked on the basis of compensation in such preceding Plan Year, excluding those Employees described in Section 414(q)(5) of the Code.

(u)	“Hour of Service” shall include:

(1)	Each hour for which an Employee is, directly or indirectly, paid (or entitled to payment) by an Employer or an Affiliated Company for any reason including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. A back pay Hour of Service shall be allocated to the period or periods to which the award or agreement pertains unless the Employee has otherwise received credit for an Hour of Service for the same period.

(2)	Any hour for which the Employee is being directly or indirectly paid at more than the Employee’s regular rate of pay shall be counted as one Hour of Service.

(3)	An hour during which an Employee is absent from employment in accordance with an Employer’s uniform leave policy.

(4)	The Hours of Service of an Employee who is paid by an Employer for reasons other than for the performance of duties shall be determined in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations. However, no more than 501 Hours of Service shall be credited to an Employee for any single continuous period during which the Employee performs no duties; no Hours of Service shall be credited to an Employee for a payment made or due under a plan maintained solely for the purpose of complying with workers’ compensation, unemployment compensation or disability insurance laws; no Hours of Service shall be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee; and an Hour of Service shall not be credited to an Employee under this provision if it has already been credited to such Employee pursuant to another provision of this definition.

(5)	For purposes of determining Hours of Service before the date ERISA became applicable, an Employer may use whatever records are reasonably available to the Employer and may make such calculations as are necessary to determine the approximate number of such Hours of Service.

(6)	If a law of the United States (including any law relating to credit for time spent in military service) or, any rule or regulation duly issued thereunder so requires, Hours of Service shall be added to the total calculated under the prior provisions of this definition and if such law, rule or regulation so permits, an Hour of Service shall be subtracted from said total.

(v)	“Investment Fund” or “Investment Funds” shall mean any or all of the separate funds established pursuant to Section 5.2 or 5.4.

(w)	“Investment Manager” shall mean a person or organization as defined in Section 10.3.

(x)	“Leased Employee” shall mean a leased employee as defined in Section 414(n) of the Code.

(y)	“Normal Retirement Date” shall mean a Participant’s 65th birthday except that “Normal Retirement Date” for a Tharco Employee, solely with respect to the portion of his or her Account transferred from the Tharco Plan to this Plan pursuant to the Tharco Plan Merger, shall mean the Tharco Employee’s 60th birthday.

(z)	“One Year Period of Severance” shall mean a 12-consecutive month period beginning on the date a Severance of Service occurs and ending on the first anniversary of such date, provided that the Employee during the 12-consecutive month period fails to perform an Hour of Service.

(aa)	“Participant” shall mean an Eligible Employee who has been included in this Plan under the provisions of Section 3.1 and is or may become entitled to a benefit under the Plan, including, where the context requires, former Participants.

(bb)	“Plan” shall mean the Boise Paper Holdings, L.L.C. Savings Plan, as set forth herein and as amended from time to time.

(cc)	“Plan Administrator” shall mean the person designated in Section 9.4.

(dd)	“Plan Fiduciary” shall mean the following, to the extent these entities or individuals perform fiduciary functions with respect to the Plan:

(1)	The Board.

(2)	Any Investment Manager appointed pursuant to Section 10.3 of the Plan.

(3)	The Retirement Committee.

(4)	A Trustee.

(5)	Any other person who becomes a “fiduciary” by reason of the application of ERISA.

(ee)	“Plan Year” shall mean the period commencing January 1 and ending the following December 31, provided that the 2008 Plan Year shall be a short plan year beginning February 21, 2008, and ending December 31, 2008.

(ff)	“Predecessor Employer” shall mean an organization or entity as defined in Section 3.2(d) and as listed in Schedule C.

(gg)	“Retirement Committee” shall mean the persons appointed by the Board to administer the Plan.

(hh)	“Rollover Contribution Account” shall mean the account to which a Participant’s rollover contribution to the Plan is credited as provided in Section 14.1 or 14.2 or to which a rollover contribution account has been transferred from the BCLLC Plan as described in Section 4.5.

(ii)

“Roth Contribution Account” shall mean the account to which a Participant’s Roth Deferrals to the Plan are credited as provided in Section 4.1 or to which Roth contributions have been transferred to the Plan in a rollover, as described in Section 14. This account shall be the designated Roth account, shall be separate, and shall contain only Roth Deferrals and properly designated earnings on Roth Deferrals.

(jj)	“Roth Deferral” shall mean an elective deferral that is irrevocably designated by the Participant as a Roth Deferral at the time of the election, that is made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan, that is treated by the Employer as not excludable from the Participant’s gross income by treating it as includible in the Participant’s gross income at the time the Participant would have received that amount in cash if he or she had not made the deferral election, and that is maintained by the Plan in a separate Roth Contribution Account. Unless specifically stated otherwise, Roth Deferrals shall be treated as elective deferrals for all purposes under the Plan.

(kk)	“Service” means a period commencing on the Employee’s employment commencement date or reemployment commencement date, whichever is applicable, and ending on the Employee’s Severance of Service, subject to the following:

(1)	If an Employee has a Severance of Service because of a quit, discharge or retirement and then performs an Hour of Service within twelve (12) months of the Severance of Service date, he or she shall receive Service credit for the period of time commencing on the date a Severance of Service occurs and ending on the date on which the Employee again performs an Hour of Service for the Employer or an Affiliate (hereinafter referred to as “Period of Severance”).

(2)	An Employee who has a Severance of Service because of a quit, discharge or retirement during or immediately following an authorized leave of absence, and who performs an Hour of Service within (12) months from the date the leave of absence began, shall receive Service credit for the Period of Severance. If an Employee is absent for 12 full months, no Service credit is given for the Period of Severance, except as required under Code §414(u) and USERRA.

If an Employee who has no vested interest in his or her Employer Account incurs more than a One Year Period of Severance but less than five consecutive One Year Periods of Severance, all Years of Service credited before the Period of Severance shall be taken into account. If an Employee who has no vested interest in his or her Employer Account incurs five consecutive One Year Periods of Severance, all Service is disregarded if the Employee is later rehired.

(ll)	Severance of Service means the earlier of:

(1)	the date on which the Employee quits, retires, is discharged or dies; or

(2)	the first anniversary of the first date of a period in which the Employee remains absent from service with the Company (with or without pay) for any reason other than quit, retirement, discharge, death, authorized leave of absence or Total and Permanent Disability (such as vacation, holiday, sickness, unauthorized leave of absence or layoff).

Severance of Service shall not occur and credit for vesting purposes shall be given for the following:

(A)	a period of severance with the Armed Forces of the United States of America, if an Employee who left active service with the Company to enter and did directly enter such Armed Forces, returned to active employment within the time and under the conditions which entitle him/her to reemployment rights under the laws of the United States of America;

(B)	transfer directly from the employment of one Employer to another Employer. Transfer of an Employee in this Plan to service with an Affiliate which has not adopted this Plan will not be considered a Severance of Service and will cause such service to be included as Service in this Plan. However, such aforesaid service will only be credited for vesting purposes and not for benefit purposes under this Plan; or

(C)	the period ending on the second anniversary of any absence from work by reason of the pregnancy of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period immediately following such birth or placement; provided, however, that the period between the first and second anniversaries of the first day of any such absence shall not count as Service and no credit will be given for such period for vesting purposes.

(mm)	“Tharco” means Tharco Packaging, Inc.; Tharco Containers, Inc.; and any subsidiary or affiliated company of either of those companies.

(nn)	“Tharco Employee” means an Eligible Employee employed at a Tharco location on January 1, 2013, who was eligible to participate in the Tharco Plan immediately prior to the Tharco Plan Merger.

(oo)	“Tharco Plan” means the Tharco Affiliated Companies Profit Sharing and 401(k) Plan.

(pp)	“Tharco Plan Merger” means the merger of the Tharco Plan with and into this Plan effective as of the end of the 2012 Plan Year.

(qq)	“Transaction Date” shall mean the date of the closing of the sale of the assets of the paper division and certain related entities by Boise Cascade, L.L.C. to the Company, which was February 22, 2008.

(rr)	“Transfer” shall mean the transfer of accounts from the BCLLC Plan to this Plan.

(ss)	“Transferred Employee” shall mean an Employee of Boise Cascade, L.L.C. who becomes an Eligible Employee of an Employer on the Transaction Date, and, where appropriate, former Employees of Boise Cascade, L.L.C. whose benefits were transferred to this Plan in the Spin-off.

(tt)	“Transferred BCC Employee” shall mean an employee of Boise Cascade Corporation who became an Eligible Employee under the BCLLC Plan on October 29, 2004. A Transferred BCC Employee who terminates employment with the Employer and is rehired without having prior Years of Service disregarded under the Break in Service provisions of the Plan shall continue to be treated as a Transferred BCC Employee. A Transferred BCC Employee who terminates employment with the Employer and is rehired, but who has prior Years of Service disregarded under the Break in Service provisions of the Plan, shall no longer be treated as a Transferred BCC Employee.

(uu)	“Trust Agreement” shall mean the Trust Agreement between the Company and the Trustee, to administer the Trust Fund for the Plan, as amended from time to time.

(vv)	“Trust Fund” shall mean the trust or trusts established to hold and invest the assets accumulated under the Plan.

(ww)	“Trustee” shall mean the banks or trust companies appointed under Section 10.1 to administer the Trust Fund.

(xx)	“Valuation Date” shall mean each business day that the New York Stock Exchange is open for trading.

(yy)	“Year of Service” shall mean the periods defined in Section 3.2 (which may differ for various purposes).

SECTION 3

PARTICIPATION, SERVICE CREDIT AND PARTICIPATION CREDIT

SECTION 3.1 PARTICIPATION.

(a)	An Eligible Employee hired, rehired, or transferred from a position covered by a collective bargaining agreement to a position not so covered to work regularly at least twenty (20) hours per week by an Employer shall be eligible to participate in the Plan on his or her hire, rehire or transfer date. Any other Eligible Employee of an Employer shall be eligible to participate in this Plan as of the first day of the month following the month in which he or she is first credited with one Year of Service.

(b)	A Transferred Employee who was a participant in the BCLLC Plan immediately prior to the Transaction Date shall be eligible to participate in the Plan on the Transaction Date.

(c)	A Participant who remains in the employ of an Employer but who ceases to be an Eligible Employee shall not be eligible to have any further contributions allocated to his or her accounts under this Plan. Such a Participant shall remain a Participant in this Plan unless he or she transfers to a position eligible to participate in another savings plan sponsored by the Company, in which event the Participant’s account balances in this Plan will be transferred to such other plan.

(d)	A Tharco Employee shall be eligible to participate in this Plan as of January 1, 2013.

SECTION 3.2 SERVICE CREDIT. An Employee shall be credited with Years of Service as follows:

(a)	Participation. Solely for the purpose of determining commencement of participation in the Plan under Section 3.1, an Eligible Employee shall be credited with Years of Service as follows:

(1)	An Eligible Employee employed by an Employer to work regularly less than 20 hours per week shall be credited with one Year of Service if he or she completes 1,000 Hours of Service during the 12 consecutive month period commencing on his or her date of employment.

(2)	If an Eligible Employee fails to satisfy the requirements of subsection (1) above for the first 12 consecutive months of his or her employment, he or she shall be credited with one Year of Service for the first Plan Year in which he or she completes 1,000 Hours of Service.

(3)	For purposes of determining commencement of participation for Transferred Employees, Hours of Service that were taken into account under the BCLLC Plan immediately prior to the Transfer shall be taken into account under this Plan.

(b)	Eligibility for Benefits for Transferred BCC Employees. Solely for the purpose of determining eligibility for and vesting of benefits under Section 7, a Transferred BCC Employee shall be credited with Years of Service as follows:

(1)	An Employee who is employed for 12 months during a Plan Year by an Employer to work at least 20 hours per week shall receive one Year of Service for each Plan Year during which he or she is so employed.

(2)	An Employee who is employed for fewer than 12 months during a Plan Year by an Employer to work at least 20 hours per week shall be credited with Years of Service as follows:

(A)	One Year of Service for each Plan Year during which he or she completed at least one Hour of Service in each of 6 months.

(B)	If the Employee is not credited with one Year of Service under subsection (A) above for a Plan Year during which he or she is employed for fewer than 12 months by an Employer to work at least 20 hours per week, the Employee shall be credited with a fractional Year of Service for such Plan Year equal to the fraction which the number of days (including holidays and weekends) during which he or she was a salaried Employee during the Plan Year bears to the total number of days in the Plan Year.

(3)	Notwithstanding the foregoing, an Employee shall be credited with a Year of Service for each Plan Year during which he or she is credited with 1,000 Hours of Service while so employed.

(4)	For purposes of determining eligibility for benefits, Years of Service that were taken into account under the Boise Cascade Corporation Savings and Supplemental Retirement Plan or the Boise Cascade Corporation Qualified Employee Savings Trust, as applicable, prior to the spin-off of benefits to the BCLLC Plan shall be taken into account under this Plan.

(c)

Eligibility for Benefits for Employees who are not Transferred BCC Employees. Solely for the purpose of determining eligibility for and vesting of benefits under Section 7, an Employee who is not a Transferred BCC Employee shall be credited with one Year of Service for each twelve months of Service with the Employer or an Affiliate. Years of Service shall not include Service otherwise disregarded under the Plan. Years of Service that were taken into account under the BCLLC Plan immediately prior to the Transfer shall be taken into account under this Plan.

All non-successive periods of Service shall be aggregated and any periods of Service of less than a whole year (whether or not consecutive) shall be aggregated on the basis that twelve months of Service equals one Year of Service. A month of Service is deemed to be 30 days in the case of aggregation of fractional months. After aggregating all Service, any period of Service less than one year (12 months) shall not be taken into account.

(d)	Employment with a Predecessor Employer. An Employee shall be credited with Years of Service for employment with a Predecessor Employer or any business entity previously related to or associated with such employer and identified as a “Predecessor Employer” on Schedule C based on such Employee’s date of hire with such Predecessor Employer, provided that an Employee who is not a Transferred BCC Employee shall receive credit for Years of Service with Boise Cascade Corporation (now known as OfficeMax Incorporated) and its predecessors and affiliates only if such Employee is hired by an Employer on or before October 29, 2005, and further provided that an Employee who is not a Transferred Employee shall receive credit for Years of Service with Boise Cascade, L.L.C. and its predecessors and affiliates (including Boise Cascade Corporation) only if such Employee is hired by an Employer on or before February 22, 2011. Notwithstanding the foregoing, with respect to periods of service prior to January 1, 2013, a Tharco Employee shall be credited with the Years of Service he or she was credited with under the Tharco Plan, determined pursuant to the terms of the Tharco Plan, as of the Tharco Plan Merger. Beginning January 1, 2013, Years of Service shall be determined pursuant to subsection (c).

(e)	Periods Disregarded in the Determination of Service.

(1)	With respect to a Transferred BCC Employee, Years of Service prior to a Break in Service shall be excluded in the determination of an Employee’s Hours of Service and Years of Service under Sections 3.2(a) and 3.2(b) if:

(A)	The Employee was not entitled to a vested benefit under Section 7.1 hereof prior to the Break in Service; and

(B)	The number of consecutive years during which the Employee has a Break in Service equals or exceeds 5.

(2)	With respect to an Employee who is not a Transferred BCC Employee, Service prior to a One Year Period of Severance shall be excluded in the determination of Years of Service under Sections 3.2(a) and (c) if:

(A)	The Employee was not entitled to a vested benefit under Section 7.1 prior to the One Year Period of Severance; and

(B)	The number of consecutive One Year Periods of Severance equals or exceeds 5.

(f)	Special Rules for Predecessor and Affiliated Companies. Unless otherwise specifically stated in the Plan, in computing Years of Service for purposes of determining an Employee’s participation in the Plan under Section 3.1 and eligibility for benefits under Section 3.2 or 3.3, a Participant shall receive credit for any period he or she is employed by the following employers, but only to the extent that credit is required under regulations prescribed by the Secretary of the Treasury or the Secretary of Labor and only to the extent that the Participant would be given credit under this Section 3 were he or she then in the employ of the Company:

(1)	An Affiliated Company;

(2)	Any entity which is a predecessor of the Company or which is merged, consolidated or liquidated into the Company or a predecessor of the Company or an entity, substantially all of the assets of which have been acquired by the Company, if:

(A)	Such entity maintained the Plan or a predecessor plan; or

(B)	Such entity did not maintain the Plan or a predecessor plan, but credit is required to be given for Hours of Service with such entity under regulations prescribed by the Secretary of the Treasury.

SECTION 4

CONTRIBUTIONS

SECTION 4.1 PARTICIPANT CONTRIBUTIONS.

(a)	Amount of Employee Before-Tax Contributions.

(1) Elections. An Eligible Employee is not required to contribute to the Plan, but if an Eligible Employee so elects, he or she may contribute to the Plan, as a percentage of Compensation, an amount which may not exceed the lesser of (i) 50% of Compensation or (ii) $17,000 (adjusted from time to time for increases in the cost of living pursuant to Code Section 402(g)(5)), subject to the limitations contained in Appendices A and D, as applicable. A Transferred Employee’s election effective under the BCLLC Plan immediately prior to the Transaction Date (including an automatic or deemed election) shall be carried over and deemed to have been made under this Plan. A Participant’s election may be made as a pre-tax deferral or as a Roth Deferral. If a Participant makes no designation, the deferral will be pre-tax. The designation of a deferral as a Roth Deferral must be made at the time of the deferral election. If a Tharco Employee had a contribution election in effect under the Tharco Plan immediately prior to the Tharco Plan Merger, his or her election under the Tharco Plan shall be carried over and deemed to have been made under this Plan, subject to the limitations of this subsection (1), except that if his or her election is less than 3%, the Eligible Employee shall be deemed not to have an affirmative election in effect and shall be subject to the default contribution provisions of subsection (2).

(2) Default Elective Contributions. Each Eligible Employee who does not have an affirmative election pursuant to subsection (1) in effect (including an affirmative election to not contribute to the Plan) shall be deemed by the Retirement Committee to have elected to contribute 3% of his or her Compensation to his or her Before-Tax Contribution Account, commencing as soon as administratively feasible following the Employee’s participation date, but in any event no later than the earlier of (A) the pay date for the second payroll period beginning after the notice described in subsection (5) is provided, or (B) the first pay date occurring at least 30 days after the notice described in subsection (5) is provided, subject to the right of the Eligible Employee to alter or revoke such deemed election at any time thereafter. Except as provided in subsections (3) and (4) below, the same percentage of Compensation will be withheld as contributions from all Eligible Employees subject to this default contribution.

(3) Changes to Contributions. A Participant may increase or decrease his or her before-tax contributions, including default contributions made pursuant to subsection (2), or Roth Deferrals, subject to the limitations contained in this section, in accordance with the Plan’s Administrative Procedures. A Participant may suspend his or her before-tax contributions, including default contributions made pursuant to subsection (2), or Roth Deferrals, at any time. A Participant may prospectively elect to change the nature of his or her deferrals as pre-tax or Roth Deferrals at any time. The Plan Administrator may limit or reduce a Participant’s before-tax contributions, including default contributions made pursuant to subsection (2), or Roth Deferrals as he or she deems necessary or appropriate to comply with the requirements of the Code, Appendix A or Appendix D of the Plan, and to satisfy any suspension period required after a hardship distribution.

(4) Auto Escalation Program. Beginning April 1, 2013, and continuing each April 1st thereafter, each Eligible Employee who is contributing less than 3% or who is not contributing shall be deemed to have elected to contribute 3%, and each Eligible Employee who is contributing at least 3% but less than 10% shall be deemed to have elected to increase his or her contribution percentage by 1% if the following conditions are met:

the Eligible Employee’s hire date occurred during the preceding calendar year or earlier, and the Eligible Employee does not opt out of the automatic increase or automatic enroll within the time provided by the Plan Administrator.

Each such deemed election shall take effect with the first contribution made on or after the applicable April 1st, or as soon as practicable thereafter, subject to the Eligible Employee’s right to alter or revoke such deemed election.

(5) Notice Requirement. (A) At least 30 days but not more than 90 days before the beginning of each Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Eligible Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Employee. If an Employee becomes eligible within 90 days prior to the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes an Eligible Employee. In addition, notices will be provided to Eligible Employees as soon as practical after hire (or, for an Eligible Employee who is not immediately eligible to participate, as soon as practical after he or she satisfies the participation requirements in Section 3.1), no later than the pay date for the first payroll period in which the Eligible Employee is first eligible to participate. (B) The notice will accurately describe: (i) the amount of elective contributions that will be made on the Eligible Employee’s behalf absent an affirmative election; (ii) the Eligible Employee’s right to have no contributions made on his or her behalf or to have a different contribution amount made; and (iii) how contributions will be invested in the absence of the Eligible Employee’s investment instructions. These notices shall comply with the requirements of Code Section 401(k)(13)(E).

(6) Rehires. Eligible Employees who terminate employment or cease to be eligible under the Plan and do not make any contributions pursuant to a deemed election under Section 4.1(a)(2) or Section 4.1(a)(4) for an entire Plan Year and who are subsequently rehired or become eligible to participate in the Plan again shall be treated as new Eligible Employees for purposes of this Section 4.1. Eligible Employees who terminate employment or cease to be eligible under the Plan, who have a deemed election under Section 4.1(a)(2) or Section 4.1(a)(4) in effect at the time of their termination or loss of eligibility, and who are rehired or become eligible to participate in the Plan again before an entire Plan Year has elapsed shall resume contributions at the deemed election level at which they would have been participating pursuant to Section 4.1(a)(4) if they had not terminated employment or lost eligibility, subject to the Participant’s right to alter or revoke such deemed election.

(7) QACA Status. Beginning with the 2010 Plan Year, this Plan is intended to meet the requirements of a qualified automatic contribution arrangement (QACA) through the provisions of this Section 4.1 and Section 4.2.

(b)	Catch-Up Contributions.

(1)	A Participant who is eligible to make contributions under this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions. Catch-up contributions are contributions made to the Plan that are in excess of an otherwise applicable Plan limit. An otherwise applicable Plan limit is a limit in the Plan that applies to contributions without regard to catch-up contributions, such as the limit on annual additions (Appendix A), the dollar limitations on contributions under Code Section 402(g) (not taking into account catch-up contributions), and the limit imposed by the actual deferral percentage (ADP) test under Code Section 401(k)(3).

A Participant may elect to make catch-up contributions for a tax year not to exceed the lesser of (i) the dollar limit on catch-up contributions under Code Section 414(v)(2)(B)(i) for the taxable year, or (ii) when added to other before-tax contributions, 80% of the Participant’s Compensation for the Plan Year. The dollar limit on catch-up contributions is $5,500 (adjusted from time to time for increases in the cost-of-living pursuant to Code Section 414(v)(2)(C)).

(2)	Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(3)	Catch-up contributions shall be credited to the Participant’s Before-Tax Contribution Account, or Roth Contribution Account, as elected by the Participant. If the Participant does not make an election, catch-up contributions shall be credited to his or her Before-Tax Contribution Account.

(c)	Compensation. For purposes of a Participant’s contributions made pursuant to subsections (a) and (b) above, Compensation does not include amounts paid more than thirty days after a Participant’s Severance from Service, or amounts paid after the date on which a Participant who has not had a Severance from Service ceases to be an Eligible Employee.

(d)	Investment of Participant’s Contributions.

(1)	A Participant may direct that his or her contributions be invested in any of the Investment Funds listed in Schedule A other than the Self-Managed Account. A Participant may change the Fund or Funds into which his or her future contributions are invested, and may invest in the Self-Managed Account, in accordance with the Plan’s Administrative Procedures.

(2)	The election of an Investment Fund option is the sole responsibility of each Participant. None of the Retirement Committee, the Company or the Trustee are authorized or permitted to advise a Participant as to the election of any Investment Fund option. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an Investment Fund option impose any liability on the Retirement Committee, the Company, or the Trustee. Contributions under this section shall be invested in the appropriate Target Retirement Fund unless directed otherwise by the Participant. Elections hereunder shall become effective as soon as administratively feasible following the Plan Administrator’s receipt of the Employee’s election.

SECTION 4.2 EMPLOYER CONTRIBUTIONS.

(a)	Matching Contribution. The matching contribution for a payroll period shall be an amount equal to 50% of the Participant’s contributions up to 3% of Compensation for that period.

(b)

Discretionary Matching Contribution. The Company, in its sole discretion, may make a discretionary matching contribution for Discretionary Match Eligible Participants. A discretionary matching contribution shall be allocated to Discretionary Match Eligible Participants in proportion to their contributions up to 3% of Compensation for the Plan Year or in proportion to such other contribution level for the Plan Year as the Company may in its sole discretion determine. Any discretionary matching contribution shall be contributed as soon as administratively practical following the end of the applicable Plan Year. For the 2008 Plan Year, the discretionary matching contribution shall be 30% of eligible Participants’ contributions up to 6% of Compensation for the first Plan Year plus 30% of Transferred Employees’ contributions up to 6% of Compensation made into the BCLLC Plan from January 1, 2008 through February 21, 2008. For purposes of allocating a discretionary matching contribution for the 2009 Plan Year, if any, the Company may determine different contribution levels for the period January 1, 2009 through April 15, 2009, and the period April 16, 2009, through December 31, 2009, and similarly may determine different discretionary matching contributions for those two periods, to the extent permitted by applicable law.

(c)	Crediting of Employer Contributions. Employer contributions made pursuant to this Section shall be credited to a Participant’s Employer Account.

(d)	Catch-up Contributions. Notwithstanding the foregoing, no matching contribution or discretionary matching contribution shall be made with respect to catch-up contributions made pursuant to Section 4.1(b).

(e)	Investment of Matching Contributions. A Participant’s Employer Account shall be invested in accordance with the Participant’s elections under Section 4.1(c).

(f)	Nonmatching Contributions. (i) Nondiscretionary. Each Eligible Employee shall receive a nondiscretionary employer nonmatching contribution of 3% of his or her Compensation. Such nonmatching contributions shall be made on a payroll period basis. This nondiscretionary nonmatching contribution is intended to satisfy the safe harbor nonelective contribution requirement set forth in Treasury Regulation 1.401(k)-3(b) for Plan Years beginning after December 31, 2009. (ii) Discretionary. Additional Company nonmatching contributions may be made for Eligible Employees at the discretion of the Company for any Plan Year. Contributions made under this subsection shall be allocated among Eligible Employees based on the ratio that each Eligible Employee’s Compensation bears to the total Compensation of all Eligible Employees for the applicable Plan Year, as a percentage of each Eligible Employee’s Compensation, or on such other basis as may be permitted by applicable law and approved by the Company in its sole discretion. Discretionary nonmatching contributions shall be made as soon as administratively practical following the end of the applicable Plan Year. (iii) Compensation. For purposes of contributions made pursuant to this subsection (f), Compensation does not include amounts paid more than thirty days after a Participant’s Severance from Service, or amounts paid after the date on which a Participant who has not had a Severance from Service ceases to be an Eligible Employee.

SECTION 4.3 FORFEITURES REDUCE EMPLOYER CONTRIBUTIONS. Any portion of an Employer Account that is forfeited pursuant to Section 7.2 shall not increase the benefits of any other Participant but shall instead be applied to reduce the Employer’s matching or nonmatching contributions to the Plan required under Section 4.2, as appropriate, applied in accordance with Section 9.9 to pay expenses of administering the Plan, or used to restore benefits required to be restored under Section 7.2 or 7.15.

SECTION 4.4 SPECIAL RULES FOR PARTICIPANTS IN CERTAIN DEFERRED COMPENSATION PLANS. Notwithstanding Sections 4.1 and 4.2, if a Participant is eligible to participate in any nonqualified deferred compensation plan sponsored by the Company and elects to have amounts equal to the Company’s contributions under this Plan made under such nonqualified plan, he or she shall be entitled to contribute to this Plan, but no matching or nonmatching contribution shall be made to his or her Employer Account under this Plan. Any such election shall be in writing and submitted to the Company.

SECTION 4.5 TRANSFER OF ACCOUNTS FROM THE BCLLC PLAN. The value of a Transferred Employee’s account transferred from the BCLLC Plan to this Plan pursuant to the Spin-off shall be held under this Plan for the benefit of the Participant in the After-Tax Contribution Account, the Before-Tax Contribution Account, the Rollover Contribution Account or the Employer Account as the Retirement Committee deems appropriate. The value of a Transferred Employee’s account in each investment fund in the BCLLC Plan shall initially be mapped to the same Investment Funds in this Plan, provided that Participants shall have the right at any time after such accounts have been transferred to this Plan to transfer funds between Investment Funds as provided in Section 5.3.

SECTION 4.6 TRANSFER BETWEEN EMPLOYER PLANS.

If a Participant in this Plan changes employment status and, as a result of that change in employment status, is no longer an Eligible Employee under this Plan but becomes eligible to participate in the Boise Paper Holdings, L.L.C. Retirement Savings Plan, his or her Account under this Plan shall be automatically transferred to the Boise Paper Holdings, L.L.C. Retirement Savings Plan and shall initially be mapped into the same Investment Funds in that plan.

SECTION 4.7 THARCO PLAN MERGER.

The value of a Tharco Employee’s account transferred from the Tharco Plan to this Plan pursuant to the Tharco Plan Merger shall be held under this Plan for the benefit of the Participant in the After-Tax Contribution Account, the Before-Tax Contribution Account, the Roth Contribution Account, the Rollover Contribution Account or the Employer Account as the Retirement Committee deems appropriate. The value of a Tharco

Employee’s account in each investment fund in the Tharco Plan shall initially be mapped to a Target Retirement Fund in this Plan according to the Participant’s age, provided that Participants shall have the right at any time after such accounts have been transferred to this Plan to transfer funds between Investment Funds as provided in Section 5.3.

SECTION 5

SEPARATE ACCOUNTS: INVESTMENT FUNDS

SECTION 5.1 SEPARATE ACCOUNTS. The Retirement Committee shall create and maintain a separate Before-Tax Contribution Account, Roth Contribution Account, Employer Account, Rollover Contribution Account (if applicable), and After-Tax Contribution Account (if applicable) for each Participant as it deems appropriate to maintain proper accounting records, as well as any subaccounts that it deems appropriate to maintain proper accounting records. Earnings and losses shall be credited to each such account. Such separate accounts are primarily for accounting purposes and shall not require a segregation of Trust Fund assets to each account.

SECTION 5.2 INVESTMENT FUNDS. The Trustee shall establish Investment Funds as separate portions of the Trust Fund as directed by the Company, consisting of (a) the Investment Funds described in Schedule A attached hereto available for investment of the Participant’s Before-Tax Contribution Account, Roth Contribution Account, Employer Account, Rollover Contribution Account and After-Tax Contribution Account and (b) the Self-Managed Account. At least three of the Investment Funds on Schedule A shall be identified as “Core Funds.” Additional or alternative Investment Funds may be established or existing Investment Funds may be discontinued from time to time by the Company by amendment to Schedule A. Income from investments in each Investment Fund shall be reinvested in the same Investment Fund.

The selection of an Investment Fund option for investment of all or any portion of a Participant’s account is the sole responsibility of each Participant. Neither the Retirement Committee, nor the Company, nor the Trustee are authorized or permitted to advise a Participant as to the election of any Investment Fund option. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security.

Participants shall be solely responsible for exercising all investment management responsibilities with respect to assets in their account(s) held in the Self-Managed Account, including but not limited to selection of specific investments, proxy voting, timing of purchases and sales, asset allocation, and diversification.

SECTION 5.3 TRANSFER BETWEEN INVESTMENT FUNDS. Each Participant may from time to time, but not more frequently than once per business day, direct that an amount equivalent to all or any part of his or her interest in any Core Fund be transferred to a different Core Fund. Transfer into and out of Investment Funds other than the Core Funds shall be subject to such additional restrictions on timing, frequency, and amounts as are established by the Plan Administrator. The Plan Administrator may establish market timing restrictions with respect to any Investment Fund, including without limitation holding requirements (funds transferred into an Investment Fund must remain in the Investment Fund for a specified period of time), purchase limits (if a Participant transfers funds out of an Investment Fund, he or she cannot transfer any funds into that Investment Fund for a specified period of time), trading limits (permitting a maximum number of trades in and out of an Investment Fund in a specified period of time) and fee penalties (imposing fees if a Participant exceeds a specified number of trades or if funds have been held in an Investment Fund for less than the specified time period).

The Plan Administrator shall establish procedures regarding Participant investment instructions describing the manner in which Participant instructions must be provided to the Trustee, the frequency with which Participants may provide instructions with respect to any Investment Fund, and any limitations on the amounts which Participants may transfer into and out of any Investment Fund. The Plan Administrator shall also establish procedures regarding communication of information to Participants regarding the Investment Funds which are intended to satisfy the information requirements described in Department of Labor Regulation Section 2550.404c-1(b)(2).

SECTION 5.4 VALUATION OF ACCOUNTS. The Trustee or Trustees, as of each Valuation Date, shall determine the net worth of the assets of the Investment Funds which they administer. Assets shall be valued at fair market value, in accordance with generally accepted accounting principles. Any expenses for which the Trustee has not been reimbursed by the Company shall be deducted from the value of the Investment Funds in the proportion that the net worth of each Investment Fund bears to the total net worth of the Trust Fund. The net worth of each Investment Fund shall be reported promptly to the Retirement Committee and shall be conclusive and binding on all persons.

The value of a Participant’s account on any Valuation Date shall be determined using the unit accounting method on a daily business day basis as follows:

(1)	Trustee determines fair market value of each Investment Fund

(2)	Trustee determines number of outstanding units in each Investment Fund

(3)	Trustee determines the new unit value by dividing (1) by (2)

(4)	All transactions (loans, withdrawals, transfers, distributions, etc.) requested by Participants by 4 p.m. Eastern Time are effected at the unit value as calculated above.

The Plan Administrator shall provide each Participant, at least annually, with a written statement of the balances of his or her Before-Tax Contribution Account, Roth Contribution Account, Employer Account, Rollover Contribution Account (if applicable), and After-Tax Contribution Account (if applicable) and the value of his or her interest in each Investment Fund.

SECTION 5.5 CHANGE IN DEFAULT FUNDS. If an account is maintained for a Participant and the Participant has not provided investment direction, the account shall be invested in the appropriate Target Retirement Fund, except as otherwise provided herein. The Retirement Committee may, from time to time, change the default Investment Fund, in its sole discretion.

SECTION 6

WITHDRAWAL OF PARTICIPANT CONTRIBUTIONS DURING

EMPLOYMENT

SECTION 6.1 WITHDRAWALS FROM AFTER-TAX CONTRIBUTION ACCOUNT. A Participant who has an After-Tax Contribution Account may at any time during his or her employment request to withdraw from the Plan all or a portion of his or her After-Tax Contribution Account. Withdrawals from a Participant’s After-Tax Contribution Account shall be made first from pre-1987 contributions without appreciation. After pre-1987 contributions are withdrawn, withdrawals shall be made proportionately from the Participant’s contributions and from any appreciation thereon. This section does not apply to withdrawal of Roth Deferrals.

SECTION 6.2 WITHDRAWALS FROM BEFORE-TAX AND ROTH CONTRIBUTION ACCOUNTS.

(a)	After Attainment of Age 59 1⁄2. A Participant may at any time during his or her employment request to withdraw from the Plan all or any portion of his or her Before-Tax Contribution Account or Roth Contribution Account, including any appreciation or depreciation thereon, provided that the Participant is at least 59 1⁄2 years of age. In addition, a Tharco Employee may at any time during his or her employment request to withdraw from the Plan all or any portion of the portion of his or her Employer Account that was transferred from the Tharco Plan to this Plan pursuant to the Tharco Plan Merger, including any appreciation or depreciation thereon, provided that the Participant is at least 59 1⁄2 years of age.

(b)	Hardship Withdrawal. A Participant who has not attained age 59 1⁄2 may request a withdrawal of his or her before-tax contributions only if the Participant satisfies the requirements for a hardship withdrawal. This subsection (b) does not apply to Roth Deferrals.

(1)	To satisfy the requirements for a hardship withdrawal, the withdrawal must be to satisfy an immediate and heavy financial need as defined in this Section 6.2(b), the amount to be withdrawn shall not exceed the amount required to meet the immediate financial need, including the amount necessary to pay income taxes or penalties reasonably anticipated to result from the withdrawal, and such amount must not be reasonably available from other resources of the Participant or resources of the Participant’s spouse or minor children that are reasonably available to the Participant. For these purposes, a distribution shall be treated as necessary to satisfy an immediate financial need if the Participant represents in writing on a form provided by the Retirement Committee (and the Retirement Committee may reasonably rely on such representations) that the need cannot reasonably be relieved by other financial resources available to the Participant.

(2)	For purposes of this Section 6.2(b), the term “immediate and heavy financial need” will include only financial needs arising from: (i) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Participant, the Participant’s spouse, any dependent of the Participant (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)), or the Participant’s primary beneficiary designated pursuant to Section 8; (ii) the costs directly related to the purchase of a primary residence for the Participant (excluding mortgage payments); (iii) payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), or the Participant’s primary beneficiary designated pursuant to Section 8; (iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that residence; (v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, child(ren), dependent(s) (as defined pursuant to Treasury Regulation 1.401(k)-1(d)(3)(iii)(B)), or the Participant’s primary beneficiary designated pursuant to Section 8; or (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (without regard to whether the loss exceeds 10% of adjusted gross income).

(3)	A hardship withdrawal shall only be granted if the Participant has taken all nontaxable loans available to him or her under this Plan and any other qualified or nonqualified plan maintained by the Company or an Affiliated Company, unless taking a loan shall increase the hardship to the Participant. A hardship withdrawal shall cause the Participant’s interest in the various Investment Funds to be reduced in accordance with rules adopted by the Retirement Committee. Notwithstanding the foregoing, no withdrawal will be permitted from the portion of a Participant’s Before-Tax Contribution Account which the Participant has not yet repaid under a currently outstanding loan from the Plan.

(c)

Five Year Rule for Certain Tharco Employees. After five years of participation (as determined according to the Tharco Plan), a Participant with an account transferred from the Tharco Plan to this Plan pursuant to the Tharco Plan Merger may withdraw all or any portion of the portion of his Tharco Plan Account containing matching contributions and nonelective contributions held in accounts merged into the Tharco Plan from the Thacker Container Plan as of September 30, 1999.

SECTION 6.3 EMPLOYER ACCOUNT AND ROLLOVER CONTRIBUTION ACCOUNT.

(a)	Employer Account. Upon a Participant’s withdrawal of all or any portion of his or her After-Tax Contribution Account, Before-Tax Contribution Account, Roth Contribution Account, or Rollover Contribution Account, the Trustee shall continue to hold and to invest the Employer Account balance for the Participant’s benefit in accordance with the Participant’s investment direction and the terms of the Plan. The Employer Account shall be distributed in accordance with Section 7. Notwithstanding the foregoing, a Participant who has attained age 70 1⁄2 may at any time during his or her employment with an Employer request to withdraw from the Plan all or a portion of his or her Employer Account.

(b)	Rollover Contribution Account. A Participant may at any time during his or her employment request to withdraw from the Plan all or any portion of his or her Rollover Contribution Account, including any appreciation or depreciation thereon, provided that the Participant is at least 59 1⁄2 years of age.

SECTION 6.4 SUSPENSION. A Participant under age 59 1/2 who makes a hardship withdrawal under Section 6.2(b) and who is otherwise eligible to contribute to the Plan pursuant to Section 3.1 may not contribute to this Plan or any other qualified or nonqualified plan maintained by the Company or Affiliate Company for 6 months after the hardship withdrawal. A Participant’s contributions under this Plan shall automatically resume at the end of a suspension period.

Participants who are members of a reserve component, as defined in section 101 of title 37, United States Code, and who are ordered or called to active duty for a period of 180 days or more or for an indefinite period, may request a distribution of all or part of their Account balance attributable to elective deferrals. Any such distribution must be requested on or after the date the Participant is called to active duty and must be made during the active duty period.

SECTION 6.6 VALUATION DATE FOR WITHDRAWALS. A withdrawal amount shall be paid to a Participant as soon as administratively feasible following the date of a withdrawal request and the value of a Participant’s accounts from which a withdrawal may be requested under this Section 6 shall be calculated by using the Valuation Date immediately preceding the date as of which the value of such distribution from the Plan is determined.

SECTION 6.7 PRORATION OF WITHDRAWALS. Withdrawals shall be taken on a prorata basis from all of the Investment Funds in which an Account is invested.

SECTION 7

VESTING, FORFEITURES, BENEFITS

SECTION 7.1 VESTING.

(a)	General Vesting Provisions. A Participant’s Employer Account shall be 100% vested and nonforfeitable upon the earliest of:

(1)	attaining age 65;

(2)	completing 2 Years of Service;

(3)	completing 2 Years of Participation;

(4)	death while employed by an Employer or while performing qualified military service, as defined in Code Section 414(u);

(5)	Disability while employed by an Employer;

(6)	termination of employment as a result of the sale of the Participant’s location or division; or

(7)	termination of employment as a result of the closure, without planned resumption of operations, of the facility at which the Participant is employed.

A Participant’s After-Tax Contribution Account, Before-Tax Contribution Account, Roth Contribution Account and Rollover Contribution Account shall always be 100% vested and nonforfeitable.

(b)	Special Employer Account Vesting Provisions for Tharco Employees. This subsection (b) shall apply to the Employer Account of Tharco Employees who had an account balance under the Tharco Plan which was transferred to this Plan as part of the Tharco Plan Merger.

A Participant’s Employer Account shall be 20% vested upon completing 1 Year of Service and shall be 100% vested upon any of the events listed in subsection (1).

SECTION 7.2 FORFEITURES. If a Participant’s employment is terminated prior to becoming 100% vested in his or her Employer Account, such Participant’s unvested interest in his or her Employer Account shall be forfeited immediately and applied in accordance with Section 4.3 hereof; provided, however, if the Participant is reemployed by an Employer prior to incurring five consecutive one-year Breaks in Service, or five consecutive One Year Periods of Severance, whichever is applicable, such forfeiture shall be immediately restored, without interest.

SECTION 7.3 TERMINATION OF EMPLOYMENT PRIOR TO DEATH, DISABILITY OR RETIREMENT. A Participant whose employment with an Employer is terminated prior to his or her death, Disability or Early or Normal Retirement shall normally receive his or her vested account balances in a lump sum within 60 days following his or her termination of employment; provided, however, if a terminated Participant’s total vested account balance exceeds $1,000, the Participant may defer distribution of such account until retirement in accordance with Section 7.7. Subject to Section 7.10, no distribution of a vested account balance in excess of $1,000 will be made without the consent of the Participant. No distribution will be made within 30 days of the Participant’s termination of employment.

SECTION 7.4 DEATH DISTRIBUTION. If a Participant dies prior to distribution of his or her entire vested account balance, the remainder shall be distributed to his or her spouse or other properly designated beneficiary in a lump sum as soon as administratively feasible; provided, however, if at the date of death the total account balance of the participant exceeds $1,000 and the Participant’s spouse is the beneficiary then, subject to the required minimum distribution provisions of section 401(a)(9) of the code, the spouse may make such distribution elections with respect to the participant’s account balance as would have been available to the participant under the plan. No distribution will be made within 30 days of the Participant’s death.

SECTION 7.5 RETIREMENT DISTRIBUTION

(a)	A Participant whose account balance exceeds $1,000 and who terminates employment after becoming eligible for Normal or Early Retirement or due to Disability shall be eligible to elect to receive or commence to receive the balance of his or her accounts. Such distribution shall be made, or payments shall commence, at such time as the Participant elects, subject to Section 7.10. A Participant may elect to receive the entire vested amount credited to his or her account under one of the following three options.

(1)	Payment of such amount in one lump sum (no distribution will be made within 30 days of the Participant’s termination of employment);

(2)	Payment of such amount, as adjusted for the gains and losses thereof, in approximately uniform installments. Installment payments shall continue to be made only until all amounts in a Participant’s account are exhausted.

(3)	Payment of such amounts partly in accordance with subsection (a)(1) and the remainder in accordance with subsection (a)(2).

A Participant’s entire account balance shall be distributed in a lump sum no later than April 1 following the later of the calendar year in which the Participant attains age 70 1⁄2 or the calendar year in which the Participant’s termination of employment occurs except that benefit distribution to a 5% owner will begin no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1⁄2. This paragraph is intended to satisfy Code Section 401(a)(9), and the Minimum Required Distribution Rules in Appendix E shall not apply.

Notwithstanding the preceding paragraph, the provisions of Appendix E shall apply to a Participant who attained age 70 1/2 on or before January 1, 2005, or who was eligible to elect installment payments under the Plan at any time before January 1, 2005, and made such an election. A Participant was eligible to elect installment payments if (i) employment with the Employer had terminated, (ii) the Participant’s Account Balance was greater than $5,000 at the time employment terminated, and (iii) the Participant had attained the Normal Retirement Date or Early Retirement Date under the Plan.

(b)	A Participant may not elect the payment of benefits payable to or for the benefit of the Participant in the form of a life annuity. This provision is intended to comply with the requirements of Section 401(a)(11)(B)(iii) of the Code and the regulations thereunder.

(c)	If a Participant terminates employment due to Early or Normal Retirement or due to Disability, and the value of his or her account does not exceed $1,000, the account shall be paid in a lump-sum cash distribution as soon as administratively feasible.

(d)	A Participant may make withdrawals from his or her account on or after the date installment payments commence under subsection (a)(2), without electing to discontinue installments, in accordance with the Administrative Procedures.

(e)	If the Participant’s Account contains both pre-tax elective deferrals and Roth Deferrals, distributions pursuant to this Section 7.5 will be apportioned on a pro rata basis between pre-tax and Roth deferrals.

SECTION 7.6 ELECTIONS. A Participant’s elections under this section shall be made under rules established by the Retirement Committee in accordance with applicable regulations. A Transferred Employee shall retain distribution rights under the BCLLC Plan only as required under section 411(d)(6) of the Code and regulations thereunder.

SECTION 7.7 RETIREMENT BENEFITS FOR TERMINATED PARTICIPANTS. If a Participant terminates employment prior to death for a reason other than Disability and prior to becoming eligible for Normal or Early Retirement with a vested account balance in excess of $1,000 and does not properly consent to distribution thereof in a lump sum at the time of termination, the Participant may elect to receive his or her account balance as provided in Section 7.5 at such time as he or she elects, subject to Section 7.10.

SECTION 7.8 DIRECT ROLLOVERS.

A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover, provided that a direct rollover of a distribution from a Roth Contribution Account will only be made to a Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. The following definitions apply to this section:

(a)	“Eligible Rollover Distribution” is any distribution of all or any portion of the Distributee’s benefit under this Plan, except that an Eligible Rollover Distribution does not include:

(1)	any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(2)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(3)	any hardship distribution described under Section 401(k)(2)(B)(i)(IV) of the Code; and

(4)	The portion of any distribution that is not includable in the Distributee’s gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except that any such portion or distribution consisting of after-tax employee contributions shall be an Eligible Rollover Distribution provided that the receiving plan is an Eligible Retirement Plan other than a 457(b) plan and provided that the receiving plan agrees to separately account for amounts so transferred, including separately accounting for amounts so transferred, including separately accounting for amounts includible in gross income and amounts not includible in gross income.

(b)

For purposes of a distribution to a Distributee as defined in Section 7.8(c)(i), (ii) or (iii) below, “Eligible Retirement Plan” is (i) an individual retirement account described in Section 408(a) of the Code, including a Roth IRA described in Code Section 408A(b), (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity plan described in Section 403(a) of the Code, (iv) a qualified trust described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution, or (v) an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code maintained by a state, political subdivision of a state, or any agency or instrumentality of a state of political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. For purposes of a distribution to a Distributee defined in Section 7.8(c)(iv) below, “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, including a Roth IRA described in Code Section 408A(b), or an individual retirement annuity described in Section 408(b) of the Code that is established for the purpose of receiving the distribution on behalf of a designated beneficiary who is a non-spouse beneficiary, that is identified as an individual retirement account or annuity with respect to a deceased individual, and that identifies the deceased individual and the beneficiary.

(c)	A “Distributee” means (i) an employee or former employee eligible to receive benefits under this Plan, (ii) an employee’s or former employee’s surviving Spouse, (iii) an employee’s or former employee’s Spouse or former Spouse who is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, and (iv) an employee’s or former employee’s non-spouse beneficiary designated pursuant to Section 8 of the Plan, provided that the Participant’s estate shall not be considered a Distributee.

(d)	A “Direct Rollover” is a payment by this Plan to an Eligible Retirement Plan specified by the Distributee.

SECTION 7.9 RIGHTS OF TERMINATED PARTICIPANTS. After a Participant terminates employment and prior to distribution of his or her entire account, the Participant shall have the right to make fund-to-fund transfers under Section 5.3. A Participant may elect to withdraw all or part of his or her entire account balance at any time after termination of employment and prior to the time an election is made under Section 7.5; provided that any such withdrawal shall be made first from the Participant’s After-Tax Contribution Account, if applicable. Solely for purposes of this Section 7.9, a Participant shall be treated as having terminated employment during any period the Participant is performing service in the uniformed services (as defined pursuant to Code Section 3401(h)) on active duty for a period of more than 30 days and may elect to withdraw all or part of his or her Account balance attributable to elective deferrals. If such a Participant elects to withdraw all or part of his or her Account balance as provided in this Section, the Participant may not contribute to the Plan for a six month period beginning on the date of the distribution.

SECTION 7.10 REQUIRED MINIMUM DISTRIBUTION. The Trustee must distribute or commence distribution of a Participant’s entire interest in his or her account to the

Participant no later than the Required Beginning Date. Notwithstanding any provision in the Plan to the contrary, required minimum distributions will be determined and made in accordance with Appendix E.

SECTION 7.11 NOTICES. The Retirement Committee will issue such notices as may be required under Sections 402(f), 411(a)(11), 417(a)(3) and such other sections of the Code in connection with distributions from the Plan, and no distribution shall be made unless it is consistent with such notice requirements. Notices shall include, as applicable, the description of a Participant’s right, if any, to defer receipt of a distribution and the consequences of failing to defer receipt of the distribution, and such other information as may be required by regulations. Generally, a distribution may not commence as of a date that is more than one hundred eighty (180) days or less than thirty (30) days after the required notice is given to the Participant. Distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations or the notice required under Section 1.402(f)-1 of the Income Tax Regulations is given, provided however, that:

(a)	the Retirement Committee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notice to consider whether or not to elect distribution and, if applicable, to elect a particular distribution option;

(b)	the distributee, after receiving the notice, affirmatively elects a distribution;

(c)	the distributee may revoke an affirmative distribution election by notifying the Retirement Committee of such revocation prior to the date as of which such distribution is to be made; and

(d)	the date of distribution is more than seven (7) days after the date the distributee received the notice required under Section 417(a)(3) of the Code.

SECTION 7.12 VALUATION DATE FOR DISTRIBUTIONS. Except as specifically provided otherwise herein, the amount of any distribution made under this Section 7 shall be calculated by using the Valuation Date immediately preceding the date the distribution is made.

SECTION 7.13 CONDITIONS APPLYING TO ACCOUNTS OF PARTICIPANTS AFTER TERMINATION OF EMPLOYMENT. If a Participant’s account remains in the fund after termination of employment, a reasonable fee may be charged against such account for each distribution made from the account and for each fund-to-fund transfer, in accordance with applicable law and regulations.

Accounts of terminated Participants shall be subject to the Plan rules adopted by the Retirement Committee. When the Participant’s entire account balance has been distributed, the Participant shall have no further rights under the Plan.

The Plan Administrator will periodically review vested account balances for all terminated Participants. If, following termination, a Participant’s vested account balance is reduced to $1,000 or less, determined as of the Valuation Date immediately preceding the date of review, the vested account balance will be distributed to the Participant or beneficiary in a lump sum, notwithstanding any election or deferral under Section 7.3, 7.4, 7.5, or 7.7.

SECTION 7.14 UNDISTRIBUTABLE ACCOUNTS. Each Participant and (in the event of death) his or her beneficiary shall keep the Plan Administrator advised of his or her current address. If the Plan Administrator is unable to locate a terminated Participant or beneficiary to whom a distribution is due under this Plan, in accordance with the requirements of ERISA with regard to the procedures to be followed for locating a missing participant, the Participant’s account shall be treated as a forfeiture under the Plan.

If an actual distribution has been made under the Plan but the check representing the distribution has not been cashed after a period of time determined by the Plan Administrator and the Plan Administrator is unable to locate the Participant or beneficiary to whom the check was issued, the assets payable from the Participant’s Account shall be treated as a forfeiture under the Plan.

In the event a former Participant or beneficiary is located subsequent to the forfeiture, such forfeited benefit (without adjustment for gains or losses) shall be restored, first from forfeitures, if any, and then from an additional Employer contribution.

SECTION 8

BENEFICIARY

A Participant may designate a beneficiary to whom distribution of his or her interest under the Plan shall be made in the event of his or her death prior to the full receipt thereof; provided, however, the spouse of a married Participant will be the primary beneficiary unless such spouse has consented to the naming of another primary beneficiary. Such consent must be in writing, must acknowledge the effect thereof and the signature thereon must be acknowledged before a notary public. A designation may, with the consent of the spouse but without notice to any other beneficiary, be changed or revoked by the Participant at any time. The designation of any beneficiary and any change or revocation thereof shall be made in writing on forms provided by the Retirement Committee and shall not be effective unless and until filed with the Retirement Committee. If a Participant fails to designate a beneficiary or if no designated beneficiary survives the Participant, the amount payable upon the death of the Participant shall be paid to the Participant’s estate.

SECTION 9

ADMINISTRATION OF PLAN

SECTION 9.1 GENERAL ADMINISTRATION. The Retirement Committee shall be the “named fiduciary” of the Plan for purposes of complying with applicable law and shall be responsible for controlling and managing the operation and administration of the Plan. The Retirement Committee may delegate any or all of its responsibilities to the Plan Administrator or other Plan Fiduciary.

SECTION 9.2 APPOINTMENT OF RETIREMENT COMMITTEE. The Retirement Committee shall consist of at least three members who shall be appointed from time to time by, and serve at the pleasure of, the Board.

SECTION 9.3 ORGANIZATION OF RETIREMENT COMMITTEE. The Retirement Committee may elect one of its members as Chairman and shall appoint a Secretary who may, but need not, be a member of the Retirement Committee. The Retirement Committee may elect such other officers as it may desire. The Secretary of the Retirement Committee, or an assistant secretary appointed by the Retirement Committee, shall keep minutes of the proceedings of the Retirement Committee and maintain such other records pertaining to the administration of the Plan as the Retirement Committee may obtain or cause to be prepared.

SECTION 9.4 PLAN ADMINISTRATOR. The Secretary of the Retirement Committee shall be the Plan Administrator for purposes of complying with applicable law.

SECTION 9.5 MEETINGS AND ACTIONS OF RETIREMENT COMMITTEE. The Retirement Committee shall hold meetings upon such notice at such place or places and at such time or times as it may from time to time determine. A majority of the members of the Retirement Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted or other actions taken by the Retirement Committee shall be determined by the vote or other affirmative expression of a majority of the members present.

Resolutions may be adopted and other action may be taken by the Retirement Committee without a meeting, if (a) all members of the Retirement Committee sign a document setting forth the resolution or other action taken and (b) a majority of those signing approve the resolution or other action taken.

The Secretary or the assistant secretary of the Retirement Committee may execute any certificates or other written documents authorized by the Retirement Committee. The Retirement Committee may from time to time delegate to one or more of its members such authority to act on behalf of the Retirement Committee as it may, in its discretion, choose.

SECTION 9.6 POWERS AND DUTIES OF RETIREMENT COMMITTEE. The members of the Retirement Committee shall discharge their duties with the care, skill,

prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conducting of an enterprise of like character and with like aims. When making a determination or calculation, the Retirement Committee may rely upon information furnished by Employers and any legal counsel or other expert selected by the Company to render advice with respect to the Plan.

The Retirement Committee shall have such powers as may be necessary to discharge its duties in managing and controlling the general operations and administration of the Plan. The Retirement Committee shall have full and complete authority and control with respect to the operations and administration of the Plan unless such authority or control is allocated or delegated by the Retirement Committee in accordance with the procedures set forth in Section 9.6(a). The powers and duties of the Retirement Committee shall include, but shall not be limited to, the following:

(a)	To designate in writing, pursuant to the written agreement of a majority of the members of the Retirement Committee, persons who are not members of the Retirement Committee to carry out fiduciary responsibilities under the Plan; or to allocate in writing, pursuant to the written agreement of a majority of the members of the Retirement Committee, fiduciary responsibilities (other than any responsibility to manage or control the assets of the Plan) among members of the Retirement Committee and those persons who have been designated to carry out fiduciary responsibilities under the Plan or to employ and appoint such agents, accountants, legal counsel, specialists and other persons that it deems necessary and desirable in the proper administration of the Plan.

Upon such designation of persons to carry out fiduciary responsibilities hereunder, such allocation of fiduciary responsibility, or upon an expert’s acceptance of delegated administrative duties hereunder, other Plan Fiduciaries shall not be liable for the acts and omissions of such persons in carrying out such fiduciary duties and may rely on tables, evaluations, certificates, opinions and reports which may be provided by such persons.

(b)	To construe and interpret the Plan in its complete and sole discretion.

(c)	To receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan.

(d)	To furnish the Employers, upon request, with such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

(e)	To receive and review reports of the financial condition and of the receipts and disbursements of the Fund from its Trustees.

(f)	To adopt such bylaws, rules, regulations, forms and procedures from time to time as are required by the Plan and as the Retirement Committee deems advisable and appropriate in the proper administration of the Plan.

(g)	To decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder in its sole and complete discretion.

(h)	To prescribe procedures to be followed by any person in applying for benefits under the Plan; and to designate the forms or documents, evidence and such other information as the Retirement Committee may reasonably deem necessary, desirable or convenient to support an application for benefits under the Plan.

(i)	To make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon. In the exercise of this power, the Retirement Committee shall provide every applicant whose application for benefits is wholly or partially denied with a written notice setting forth the specific reason or reasons for the denial, references to pertinent Plan provisions on which the denial was based, a description of any additional information necessary for the claimant to perfect his or her claim (if such is the case) and an explanation of the Plan’s appeal procedure. Further, the Retirement Committee shall adopt a written appeal procedure which shall provide a claimant with a reasonable opportunity to appeal a full or partial denial of a benefit application. Such appeal procedure shall contain provisions that the claimant or his or her duly authorized representative may request a review of the Retirement Committee’s initial determination, may review pertinent documents and may submit issues and comments to the Retirement Committee in writing for consideration in determining the merits of the appeal. A decision of the Retirement Committee shall be made promptly and not later than 60 days after the Retirement Committee’s receipt of the written request for review. The decision of the Retirement Committee on the appeal shall be in writing and shall include specific findings and conclusions.

Any rule, regulation, determination or decision of the Retirement Committee with respect to claims for benefits or any other matters which is consistent with the provisions of the Plan shall be final, conclusive and binding upon all persons affected by the rule, regulation, determination or decision.

(j)	To apply consistently and uniformly the Retirement Committee’s rules, regulations, determinations and decisions to all Employees, Participants and beneficiaries in similar circumstances.

(k)	To issue directions to the Trustees, and thereby bind the Trustees, concerning all benefits which are to be paid from the Trust Fund pursuant to the Plan.

(l)	To possess and exercise the power to amend the Plan as set forth in Section 12 as may from time to time be delegated by the Board, by Standing Resolution or otherwise.

(m)	To possess and exercise such other power or powers pertaining to the administration of the Plan which may from time to time be delegated to the Retirement Committee by the Company or by the Board.

SECTION 9.7 SERVICE IN MORE THAN ONE FIDUCIARY CAPACITY. Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

SECTION 9.8 COMPENSATION AND EXPENSES OF RETIREMENT COMMITTEE. The costs and expenses incurred by the Retirement Committee in the proper administration of the Plan shall be paid by the Company. No fee or compensation shall be paid to any member of the Retirement Committee for his or her services as such.

SECTION 9.9 ADMINISTRATIVE EXPENSES. To the extent permitted by applicable law, the costs and expenses for administering this Plan, consisting of Trustee fees and expenses, Investment Manager fees and expenses, fees and expenses of outside experts, expenses of maintaining records under Section 9 of the Plan, and all other administrative expenses of the Plan, shall be paid out of the Trust Fund unless the Company elects to pay them with its own funds. Costs incident to the purchase and sale of securities, such as brokerage fees, commissions, and stock transfer fees are not regarded as administrative expenses and shall be borne by the proper Investment Fund, as determined by the Trustee. Notwithstanding the foregoing, to the extent permitted by applicable law, certain administrative expenses, including without limitation expenses attendant to qualified domestic relations order determinations, may be allocated to the account of the Participant seeking the information, action, determination or distribution.

SECTION 9.10 IN LIEU OF WRITING. Notwithstanding anything herein to the contrary, but subject to the requirements of ERISA, the Code, and any other applicable law, any action otherwise required to be taken in writing by a Participant or beneficiary shall be accomplished by the method or methods required or made available by the Plan Administrator with respect to that action.

SECTION 9.11 CLAIMS PROCEDURE IN GENERAL. A Participant or the Participant’s spouse or beneficiary shall have the right to submit a claim for benefits in writing to the Plan Administrator. All claims for benefits, for calculation or recalculation of benefits, relating to eligibility, or challenging interpretation or application of the terms and conditions of the Plan must be made within sixty days of the date the initial application for Plan benefits was denied by the third party administrator and in any case within 180 days of the date on which the facts or circumstances giving rise to the claim first occur. The written claim must specify the basis for the claim and the amount of the benefit claimed. The Plan Administrator shall act to deny or accept the claim, within ninety days of its receipt, by notifying the Participant, spouse or beneficiary of the Plan Administrator’s action, unless special circumstances require the extension of this ninety-day period. If this occurs, the Plan Administrator shall provide the Participant, spouse or beneficiary with written notification of the extension before the expiration of the initial ninety-day period. This notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall the extension exceed a period of ninety days from the end of the initial ninety-day period. In the event the Plan Administrator denies a claim in whole or in part, the Plan Administrator’s written notification shall specify, in a manner calculated to be understood by the claimant, the reason for denial, the specific section or sections of the Plan upon which the denial is based, and an explanation of the claim review procedure specified in the Plan, including applicable time limits. If any additional material or information is required to process the claim, the denial shall describe such information and indicate why it is necessary. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Plan Administrator’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Retirement Committee upon written request therefor submitted by the claimant or the claimant’s duly authorized representative and received by the Retirement Committee within sixty days after the claimant receives written notification that the claimant’s claim has been denied. In connection with this review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit in writing the claimant’s views as to the issues. The Retirement Committee shall act to deny or accept the claim within sixty days after receipt of the claimant’s written request for review unless special circumstances require the extension of this sixty-day period. If extension is necessary, the Retirement Committee shall provide the claimant with written notification of the extension before the expiration of the initial sixty-day period. In all events, the Retirement Committee shall act to deny or accept the claim within one hundred twenty days of the receipt of the claimant’s written request for review. The action of the Retirement Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

SECTION 9.12 CLAIMS PROCEDURE FOR DISABILITY CLAIMS. A Participant or the Participant’s spouse or beneficiary shall have the right to submit a claim for disability benefits in writing to the Plan Administrator. All claims for benefits, for calculation or recalculation of benefits, relating to eligibility, or challenging interpretation or application of the terms and conditions of the plan must be made within sixty days of the date the initial application for Plan benefits was denied by the third party administrator and in any case within 180 days of the date on which the facts or circumstances giving rise to the claim first occur. The written claim must specify the basis for the claim and the amount of the benefit claimed. The Plan Administrator shall act to deny or accept the claim, within forty-five days of its receipt, by notifying the Participant, spouse or beneficiary of the Plan Administrator’s action, unless reasons beyond the Plan’s control require the extension of this 45-day period. If this occurs, the Plan Administrator shall provide the

Participant, spouse or beneficiary with written notification of the extension before the expiration of the initial 45-day period. This notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. The initial 45-day period may be extended to up to two additional thirty-day periods in this manner. In no event shall the extension exceed a period of sixty days from the end of the initial 45-day period. If additional information is needed from the claimant in order to make a decision on the claim, the Plan Administrator will notify the claimant of the needed information and the claimant will have forty-five days to provide the information. In the event the Plan Administrator denies a claim in whole or in part, the Plan Administrator’s written notification shall specify, in a manner calculated to be understood by the claimant, the reason for denial, the specific section or sections of the Plan upon which the denial is based, and an explanation of the claim review procedure specified in the Plan, including applicable time limits. If any additional material or information is required to process the claim, the denial shall describe such information and indicate why it is necessary. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Plan Administrator’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Retirement Committee upon written request therefor submitted by the claimant or the claimant’s duly authorized representative and received by the Retirement Committee within 180 days after the claimant receives written notification that the claimant’s claim has been denied. In connection with this review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit in writing the claimant’s views as to the issues. The Retirement Committee shall act to deny or accept the claim within forty-five days after receipt of the claimant’s written request for review unless special circumstances require the extension of this 45-day period. If extension is necessary, the Retirement Committee shall provide the claimant with written notification of the extension before the expiration of the initial 45-day period. In all events, the Retirement Committee shall act to deny or accept the claim within ninety days of the receipt of the claimant’s written request for review. The action of the Retirement Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

SECTION 9.13 LEGAL ACTION. In no event may a claimant commence legal action for benefits the claimant believes are due until the claimant has exhausted all of the remedies and procedures afforded the claimant by this section.

SECTION 10

MANAGEMENT AND INVESTMENT OF THE TRUST FUND

SECTION 10.1 APPOINTMENT OF TRUSTEES. State Street Bank and Trust Company is initially appointed as Trustee to administer all contributions paid into the Trust Fund. The Retirement Committee shall have authority to remove and/or appoint trustees. Such Trustee shall serve at the pleasure of the Retirement Committee and shall have such rights, powers and duties as are contained in the trust agreement by which it is appointed and as the same may be amended. The Chief Executive Officer, President or any Executive Vice President, Senior Vice President or Vice President, and the Secretary of the Company, and all members of the Retirement Committee excluding the Secretary are hereby authorized and directed to enter into, on behalf of the Company, such agreement or agreements with Trustees appointed hereunder as they may, in their discretion, deem necessary, advisable or convenient to provide for the administration of the Trust Fund according to the terms hereof. Said individuals are hereby further authorized and directed to enter into, on behalf of the Company, such amendments and additional amendments to said agreement or agreements from time to time as they may, in their discretion, deem necessary, advisable or convenient.

SECTION 10.2 MANAGEMENT OF TRUST FUND. All assets of the Plan shall be held in trust by the Trustee for use in providing the benefits of the Plan. Subject to the provisions of Section 13.6, no part of the corpus or income shall be used or diverted to purposes other than the exclusive benefit of Participants and spouses and other beneficiaries of the Participants under the Plan.

SECTION 10.3 INVESTMENT RESPONSIBILITY. Subject to the provisions of the Trust Agreement and applicable law, the Trustee shall have the complete responsibility to follow the direction of the Company with respect to the Investment Funds offered to Participants and to invest the assets of a Participant’s account in accordance with the Participant’s direction. The Trustee shall have primary responsibility for investment of the Trust Funds which the Trustee administers unless the Board or its delegate shall allocate control and management of all or any portion of the Trust Fund to an Investment Manager. Notwithstanding the foregoing, all investment decisions with respect to the Self-Managed Account shall be the responsibility of the Participants in that fund. Each such Participant shall be solely responsible for investment decisions with respect to assets in the Self-Managed Account, and the Trustee shall follow the directions of such Participants with respect to assets held in that Investment Fund.

An Investment Manager appointed pursuant to the foregoing, shall be either an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in such Act or an insurance company which is qualified to manage the assets of employee benefit plans under the laws of more than one state. An Investment Manager shall acknowledge in writing its appointment as a fiduciary of the Trust Fund and shall serve until a proper resignation is received by the Company or until it is removed or replaced by the Company.

The Trustee shall be under no duty to question the direction or lack of direction of any Investment Manager but shall act, and shall be fully protected in acting, in accordance with each such direction. An Investment Manager shall have sole investment responsibility for that portion of that Trust Fund which it has been appointed to manage. No other Plan Fiduciary or any Trustee shall have (1) any responsibility for the investment of any assets, the management of which has been delegated to an Investment Manager, or (2) liability for any loss to or diminution in value of such Trust Fund resulting from any action directed, taken or omitted by an Investment Manager.

Each Participant shall have the right to instruct the Trustee as to investment of his or her Before-Tax Contribution Account, Roth Contribution Account, Employer Account, Rollover Contribution Account (if applicable), and After-Tax Contribution Account (if applicable) in the Investment Funds (including the Self-Managed Account), in accordance with procedures established by the Plan Administrator under Section 5.3. No Plan Fiduciary or any Trustee shall have any responsibility or liability for any loss or diminution in value resulting from any action directed, taken, or omitted in response to such Participant instruction.

SECTION 11

TERMINATION

SECTION 11.1 RIGHT TO TERMINATE. The Company reserves the right to terminate the Plan at any time. An Employer other than the Company may, by the adoption of an appropriate resolution by its board (or other similar governing body) and upon the Company’s consent, terminate the Plan with respect to the Participants employed by such Employer. If the Plan is terminated by fewer than all Employers, it shall continue in effect for Participants employed by the remaining Employers. In the event that an Employer should cease to exist, the Plan shall terminate with respect to the Participants employed by such Employer, unless a successor organization adopts the Plan with the Company’s consent and thereby continues their participation. The Company or other Employer shall act in this regard through its board (or other similar governing body) or any delegate thereof to whom authority to terminate the Plan has been delegated in writing. Any action to terminate this Plan shall be evidenced by a resolution or record of action duly adopted or signed, as the case may be, by the body or person with authority to act in this regard.

SECTION 11.2 ACCOUNTS FULLY VESTED. Upon termination of the Plan, the accounts of all Participants shall become fully vested. Upon the partial termination of the Plan (determined in accordance with applicable Treasury regulations and rulings), the accounts of those Participants affected by such partial termination shall become fully vested and nonforfeitable.

SECTION 11.3 DISTRIBUTION UPON TERMINATION. Subject to the provisions of Section 7.1, any distribution of Trust Fund assets after complete or partial termination of the Plan may be made at any time and from time to time in whole or in part to the extent that no discrimination in value results, in cash, in securities or other assets in kind, as the Retirement Committee (or if there shall be no Retirement Committee, the Trustee) in its discretion may determine. In making such distribution, any and all determinations, divisions, appraisals, apportionments, and allotments so made shall be final and conclusive and not subject to question by any person.

SECTION 12

AMENDMENTS

The Board expressly reserves the right to amend the Plan at any time and in any manner or to delegate this authority to amend the Plan by Standing Resolution or otherwise, to a committee of the Board, the Retirement Committee, or the management of the Company; provided, however, that subject to the provisions of ERISA, no amendment of the Plan may be made that would permit any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries or that would diminish any rights accrued for the benefit of Participants or their beneficiaries prior to the effective date of the amendment. To the extent permitted by applicable law, the Plan may be amended, retroactively if necessary, when the Board or its delegate deems it necessary or appropriate to conform the Plan to, or satisfy the conditions of, any law, governmental regulation or ruling, or to permit the Plan to meet the requirements of the Code or any provisions of ERISA. Actions taken by the Board or its authorized delegate in this regard shall be evidenced by a duly adopted resolution of the Board or such delegate.

SECTION 13

MISCELLANEOUS

SECTION 13.1 EMPLOYMENT NOT GUARANTEED BY PLAN. Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee or as a right of any Employee to be continued in the employment of an Employer or as a limitation on the right of an Employer to discharge an Employee, whether with or without cause.

SECTION 13.2 LIMITATION OF LIABILITY. No Participant shall have any right to, or interest in, any part of the Trust Fund upon termination of his or her employment with an Employer or otherwise, except to the extent of the benefits to which he or she is entitled under this Plan. All benefits under this Plan shall be paid solely out of the property and assets of the Trust Fund and neither any Employer, the Trustee, the Retirement Committee nor any member of the Retirement Committee shall be liable in any manner for such benefits.

SECTION 13.3 NONALIENATION OF BENEFITS. Any benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to being actually received by the person entitled to receive such benefits. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to receive benefits payable under this Plan shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to receive benefits payable under this Plan. Notwithstanding the preceding, this section shall not apply to a Qualified Domestic Relations Order and benefits may be paid pursuant to the provision of such an order.

SECTION 13.4 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS AND LIABILITIES TO OTHER PLANS. There shall be no merger or consolidation of the Plan and no transfer of the Plan’s assets or liabilities to another plan unless each Participant is entitled to receive immediately after such event (if such other plan then terminated) a benefit which is equal to or greater than the benefit he or she would have been entitled to receive if this Plan had terminated immediately prior to such event. Any such merger or consolidation or transfer of assets and liabilities shall conform to the requirements of Sections 401(a)(12) and 414(l) of the Code.

SECTION 13.5 INDEMNIFICATION. The Retirement Committee and the individual members thereof and any Employee or director of an Employer (excluding in the case of an unincorporated Employer any individual who is not also an Employee of an Employer) shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith with respect to the Plan or Trust Fund, including, without limitation, expenses reasonably incurred in the defense or settlement of any claim relating thereto.

SECTION 13.6 RETURN OF CONTRIBUTIONS A contribution made by an Employer under a mistake of fact shall be returned to the Employer within one year of the payment of the contribution if the Retirement Committee determines that such mistake existed and if the Employer so directs.

SECTION 13.7 ADOPTION BY SUBSIDIARIES AND AFFILIATES. Any subsidiary or affiliate of the Company may, with the approval of the Board, participate as an Employer hereunder. Any Employer in this Plan may, by resolution of its board or other similar governing body, withdraw from participation as an Employer in this Plan.

SECTION 13.8 TAX WITHHOLDING. The Plan Administrator shall direct the payor to withhold from each payment such tax as is required by law, and the Plan Administrator shall provide the payor with such information as may be required by law, by applicable regulation, and by the particular circumstances in order to allow the payor properly to withhold such tax. The payor shall withhold from each benefit payment made after the receipt by it of that direction and of that information such taxes as are required by law, unless the payee has duly elected, in the manner provided by law, not to have such tax withheld. The payor also shall give to each payee such notices of the right to make such elections as are required by law. As used in this subsection, the term “payor” means each insurance company and each trustee that actually pays any benefit under the Plan.

SECTION 14

OTHER PLAN CONTRIBUTIONS

SECTION 14.1 DIRECT TRANSFERS FROM UNRELATED PLANS. The Retirement Committee, in its sole discretion and only after request by a Participant, may receive on behalf of such Participant assets from (i) any other qualified profit sharing plan meeting the requirements of Section 401(a) or 403(a) of the Code, including Roth deferrals made to that plan, (ii) an annuity contract described in Section 403(b) of the Code, or (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Retirement Committee may require that all such transferred amounts be fully vested and nonforfeitable, and all transfers shall be subject to the provisions of this Plan. No such transferred amounts shall be considered for purposes of calculating Employer matching or nonmatching contributions under Section 4.2, whether discretionary or nondiscretionary, nor shall such transferred amounts be considered for purposes of the limitations in Appendices A and D.

SECTION 14.2 ROLLOVER CONTRIBUTIONS. The Retirement Committee may, in its discretion, permit a Participant to make a contribution to the Plan in an amount not exceeding the amount received as a qualifying distribution from a qualified plan of his or her former employer (plus earnings thereon, if applicable), if the Participant furnishes such information as is required by the Plan Administrator to establish that the distribution is a distribution qualifying for rollover treatment under the provisions of Section 402(c) of the Code. A rollover contribution may be accepted, subject to requirements imposed by the Plan Administrator, from a plan qualified under Section 401(a) or 403(a) of the Code, including Roth deferrals made to that plan, an individual retirement account or annuity established under Section 408 of the Code, an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Such contributions shall be credited to the Participant’s Rollover Contribution Account and shall be nonforfeitable. No rollover contributions shall be considered for purposes of calculating Employer matching or nonmatching contributions under Section 4.2, whether discretionary or nondiscretionary, nor shall rollover contributions be considered for purposes of the limitations in Appendices A and D.

SECTION 14.3 LIMITATIONS ON TRUSTEE-TO-TRUSTEE TRANSFERS. No trustee-to-trustee transfer of funds shall be accepted from a defined benefit or money purchase pension plan or any other plan required to provide benefits in the form of an annuity. Employee after-tax contributions to the plan of the employee’s former employer shall not be eligible for rollover treatment, except that Roth contributions may be accepted in a Roth rollover.

SECTION 15

LOANS TO PARTICIPANTS

SECTION 15.1 MAXIMUM LOAN AMOUNT.

A Participant may borrow against his or her Before-Tax Contribution Account, Roth Contribution Account, After-Tax Contribution Account (if applicable), and Rollover Contribution Accounts (if applicable) up to the following amounts and subject to the following limitations.

The total amount that may be borrowed is the least of:

(a)	$50,000, reduced by the excess (if any) of:

(1)	the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan is made, over

(2)	the outstanding balance of loans from the Plan on the date on which the loan is made.

(b)	50% of the Participant’s combined Before-Tax Contribution, Roth Contribution, After-Tax Contribution, and Rollover Contribution Accounts, and vested Employer Account balances.

(c)	100% of the Participant’s combined Before-Tax Contribution, Roth Contribution, After-Tax Contribution, and Rollover Contribution Account balances.

All loans shall be subject to approval by the Customer Service Center, in accordance with the Plan’s Administrative Procedures. The Administrative Procedures shall describe the procedures for applying for loans, the basis on which loans will be approved or denied, limitations, if any, on the types and amounts of loans offered, the procedure for determining a reasonable rate of interest, the types of collateral which may secure a loan, the events constituting default, and the steps that will be taken to preserve Plan assets in the event of such default.

The amount borrowed by a Participant shall be paid to the Participant pro rata from his or her Before-Tax Contribution Account, Rollover Contribution Account (if any), After-Tax Contribution Account (if any), Roth Contribution Account (if any), and Roth Rollover Contribution Account (if any). Upon the approval of a loan, the portion of the Participant’s Before-Tax Contribution Account, Rollover Contribution Account, After-Tax Contribution Account, and Roth Contribution Account which corresponds to the amount borrowed shall be transferred on a pro rata basis from the Investment Funds in which it is invested in the same manner as withdrawals are prorated under Section 6.7 and shall instead be invested in a promissory note to be executed by the Participant which sets forth the loan repayment obligations. All loan repayments shall be credited directly to the borrowing Participant’s Accounts and shall be invested in the same manner as the Participant’s contributions are invested in accordance with Section 4.1 of the Plan.

SECTION 15.2 ADMINISTRATIVE REQUIREMENTS.

In addition to the foregoing, all loans shall comply with the following terms and conditions:

(a)	The Participant shall make application for a loan to the Customer Service Center, whose action thereon shall be final. Loans shall be made available to all Participants on a reasonably equivalent basis.

(b)	A Participant can have no more than two loans outstanding at a time, and no more than two loans will be approved for a Participant during any 12-month period. A Participant who is a former employee is not eligible to take a new loan. The minimum loan amount is $1000. An administrative fee may be charged for processing a loan.

(c)	The period of repayment for any loan shall be determined by the Participant consistent with the Administrative Procedures; but such period shall in no event exceed 60 months from the date the loan is made. Substantially level amortization shall be required of the principal and interest of any loan, with payments required not less frequently than quarterly over the term of the loan.

(d)	Each loan to a Participant shall bear interest at a reasonable prevailing rate to be fixed by the Plan Administrator. The Plan Administrator shall not discriminate among Participants regarding rates of interest to be assessed on a loan; but loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by changes in prevailing rates and general economic conditions.

(e)	Each loan shall be adequately secured by no more than 50% of a Participant’s vested Plan accounts in accordance with the Administrative Procedures. If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may not execute upon its security interest in the Participant’s accounts until a distributable event occurs. Default on a loan shall be treated as a deemed distribution by the Plan Administrator in accordance with applicable regulations issued by the Department of the Treasury.

(f)

Notwithstanding the foregoing, no loan shall be made to a Participant during a period in which the Plan Administrator is making a determination of whether a domestic relations order with respect to such Participant is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Plan Administrator is in receipt of a qualified domestic relations order with respect to any Participant’s account, it may prohibit such Participant from obtaining a loan until the alternate payee’s rights under such order are determined and satisfied.

(g)	Loan payments shall be made by payroll deduction as determined by the Plan Administrator. If a Participant is on an authorized leave of absence, other than a military leave, the Participant is required to continue making loan repayments.

(h)	A loan may be paid off at any time.

(i)	Loan repayments will be suspended under this Plan for Participants performing military service, as permitted under Section 414(u)(4) of the Code and applicable regulations. Loan payments must resume upon completion of the period of military service, and the frequency of payment and the amount of the installment payments upon resumption of payment must be not less than the frequency or amount of payments required under the terms of the original loan. The loan repayment term will be extended by the period of military service. Loans will continue to accrue interest during the period of military service. In accordance with the provisions of the Servicemembers Civil Relief Act, the interest rate accrued during a period of military service cannot exceed 6%.

(j)	A loan will be considered in default upon the failure to make any installment payment when due. The Plan Administrator will, however, allow a cure period before it treats the unpaid balance as in default and a deemed distribution under Treasury Regulation Section 1.72(p)-1. The cure period will not extend beyond the last day of the calendar quarter following the quarter in which the required installment payment was due.

(k)	Transferred Employees with loans issued before October 29, 2004, who terminate employment with a vested account balance in excess of $5,000 may elect to:

(1)	Pay off the loan.

(2)	Continue making monthly loan repayments with personal checks or money orders. (Such payments must be remitted by the 15th day of each month for the exact amount or an exact multiple of the payment due.)

(3)	Request a taxable distribution of the loan.

Options (1) and (2) are only available if the Participant does not receive a distribution of his or her vested account balance.

Participants with loans issued on or after October 29, 2004, who terminate employment must repay the loan balance in full by the end of the quarter following the quarter in which they terminate employment. If an outstanding loan is not paid off, it will be treated as a taxable distribution.

BOISE PAPER HOLDINGS, L.L.C.

SAVINGS PLAN

SCHEDULE A

Tier I

•	Target Retirement Income Fund*^

•	2010 Target Retirement Fund*^

•	2015 Target Retirement Fund*^

•	2020 Target Retirement Fund*^

•	2025 Target Retirement Fund*^

•	2030 Target Retirement Fund*^

•	2035 Target Retirement Fund*^

•	2040 Target Retirement Fund*^

•	2045 Target Retirement Fund*^

•	2050 Target Retirement Fund*^

Tier II

•	Bond Market Index Fund*

•	S&P 500 Index Fund*

•	Mid/Small Cap Index Fund*

•	International Equity Index Fund*

•	Real Estate Index Fund*

•	Money Market Fund*

•	Short-Term Bond Index Fund*

Tier III

•	Self-Managed Account

*	Denotes Core Fund
^	Target Retirement Funds listed are current as of August 19, 2009. New funds will be added periodically in 5-year increments (i.e., the next new fund added will be the 2055 Target Retirement Fund) and existing funds will periodically roll up into the Target Retirement Income Fund as the indicated retirement date nears or passes. The current available funds will be listed in the summary plan description distributed to participants.

SA-1

BOISE PAPER HOLDINGS, L.L.C.

SAVINGS PLAN

SCHEDULE B

PARTICIPATING COMPANIES

EMPLOYERS

Boise Paper Holdings, L.L.C.

Boise White Paper, L.L.C.

Boise Packaging & Newsprint, L.L.C.

BCT, Inc.

Minnesota, Dakota & Western Railway Company

Tharco Containers, Inc.

Tharco Containers Texas, Inc.

Design Packaging

Hexacomb Corporation

SB-1

BOISE PAPER HOLDINGS, L.L.C.

SAVINGS PLAN

SCHEDULE C

PREDECESSOR EMPLOYERS

Service Credited from Date of Hire with Predecessor Employers

Predecessor Employers	Acquisition Date

Boise Cascade Corporation
Boise Cascade Office Products Corporation
Boise Cascade, L.L.C.	10 29 04
Boise Cascade Paper Corporation	01 01 64
Columbia Envelope Company, Inc.	01 01 64
Valley & Siletz Railroad Company	01 01 64
Honolulu Paper Company, Ltd.	12 31 64
Maui Paper Company	12 31 64
Crown Zellerbach Corporation (St. Helens Division)	12 31 64
Mid City Container Corporation	12 31 64
Liberty Envelope Company	12 31 64
Ames Harris Neville Company	01 01 64
American Koyo Corporation	01 01 64
Thermoplastics Industries, Inc.	12 31 64
Andrews/Nelson/Whitehead, Inc.	12 31 65
Associated Stationers Supply Co., Inc.	07 01 65
Elk Lumber Company	12 31 65
Getz/Roymac, Inc.	09 01 65
Minnesota & Ontario Paper Company	12 31 65
Southern California Stationers, Inc.	06 01 65
Pittsburgh Envelope Company	07 01 65
Minnesota, Dakota & Western Railroad	01 26 65
Redwood Stationers	12 31 65
Horder’s Stationery Stores, Inc.	12 31 65
Seattle Office Supply	12 31 65
Kingsberry Homes Corporation	12 31 66
Rainy River Improvement Company	01 26 65
Waterbury Corrugated Container Corporation	06 01 65
Standard Envelope Mfg. Company	12 31 65
Orchard Paper Company	12 31 66

Predecessor Employers	Acquisition Date

R. C. Can Company	12 31 67
Tri City Lumber Yards	12 31 66
Boise Paper Holdings Building Company	02 24 66
Boise Paper Holdings Trucking	04 20 66
Commco Production	08 08 66
Sabine Lumber Boise Southern	11 15 66
A. J. Hodges Company Boise Southern	01 03 66
Industrial Lumber Company Boise Southern	06 01 66
Commercial Stationers (Detroit)	04 01 66
Standard Bag Corporation	07 01 66
Divco Wayne Corporation	12 31 67
Detroit Automotive Products Company	12 31 67
Lake Arrowhead Development Company	12 31 67
Lake Arrowhead Golf Enterprises	12 31 67
Lake Arrowhead Commercial Company	12 31 67
LaQuinta Sales & Management Corporation	12 31 67
Hilltop Villas Corporation	12 31 67
Lake Arrowhead Land Corporation	12 31 67
Arrowhead Mutual Service Company	12 31 67
Hoosier Marine Properties, Inc.	12 31 67
Illinois Wildlife Clubs, Inc.	12 31 67
Louisiana Long Leaf Lumber - Boise Southern	03 01 67
Case Brothers, Incorporated	12 31 67
Pacific Paper Holdings Land Company	12 31 67
Perma Bilt Enterprises Company	12 31 67
Arrowhead Utility Company	12 31 67
R. A. Watt, Inc.	12 31 67
Bowatt Properties, Inc.	12 31 67
Gardena Service Company	12 31 67
Greenwood Sales Company	12 31 67
Kamiah Properties, Inc.	12 31 67
Lake Lindero, Inc.	12 31 67
Midway Construction Company	12 31 67
Oxford Escrow Company	12 31 67
Rawco Corporation	12 31 67
R. A. Watt New Jersey, Inc.	12 31 67
Sepulveda Terrace, Inc.	12 31 67
Sunray Sales Company	12 31 67
U. S. Land, Inc.	12 31 67
Equitable Development Corporation	12 31 67
Gold Country Land Sales, Inc.	12 31 67
Holiday Lake Homes, Inc.	12 31 67
Kansas Lake Properties, Inc.	12 31 67

Predecessor Employers	Acquisition Date

Lake of the Four Seasons Golf & Country Club, Inc.	12 31 67
Lake Holiday Homes, Inc.	12 31 67
The Lake of the Pines Country Club	12 31 67
The Lake of the Woods Golf & Country Club, Inc.	12 31 67
Lake of the Woods Water Company	12 31 67
Nebraska Sporting Clubs, Inc.	12 31 67
Ohio Sporting Clubs, Inc.	12 31 67
Twin Lakes Utilities, Inc.	12 31 67
Virginia Wildlife Clubs, Inc.	12 31 67
Western Lake Properties, Inc.	12 31 67
Bovill, Inc.	07 11 67
R. A. Watt Company of Washington, Inc.	12 31 68
Real Tech, Inc.	12 31 68
Commonwealth Corporation	11 01 68
Idaco Lumber Company	12 31 68
Ebasco International Finance Corporation	12 10 68
Ocean Pines Golf & Country Club, Inc.	08 29 68
Triplex Corporation	12 10 68
Seaside Industries	12 31 68
Union Lumber Company	12 31 68
Mast Foos Manufacturing Company, Inc.	12 31 68
Cleveland Cutter & Reamer Company	12 31 68
Princess Cruises, Inc.	12 31 68
Aristocrat Travel Products, Inc.	12 31 69
Ebasco Industries, Inc.	12 31 69
Ebasco Realty Corporation	12 31 69
EBS Management Consultants, Inc.	12 31 69
W. A. Chester, Inc.	12 31 69
Tyee Construction Company (Oregon)	12 31 69
United Lumber	12 31 69
Ebasco International Corporation	12 31 69
Power Line Erectors, Inc.	12 31 69
Tyee Construction Company (Washington)	12 31 69
Western Lumber Company	10 31 69
Sullivan Hardwood Lumber Company	10 31 69
Lake Summerset Utilities, Inc.	01 26 69
Maryland Marine Utilities, Inc.	01 28 69
Triangle Plywood Corporation	01 30 69
Western of San Diego Fund Control, Inc.	10 29 69
American Building Company	02 11 69
West Tacoma Newsprint	11 03 69
Paper Holdings Stationers, Inc.	08 25 69
Far East Power Corporation	08 31 69

Predecessor Employers	Acquisition Date

Lutcher & Moore Boise Southern	12 31 70
Hawaii Audio Visual	09 01 70
Boise Paper Holdings Credit Corporation	02 11 70
Boise Paper Holdings Leasing, Inc.	07 08 70
Park Home Sales, Inc.	10 16 70
Sawtooth Commodity Corporation	08 27 70
Waikoloa Land Company, Inc.	11 19 70
Waikoloa Sanitary Sewer Company, Inc.	02 27 70
Waikoloa Water Company, Inc.	02 27 70
Westgate Mall, Inc.	02 18 70
Orange Coast Lumber Company	01 01 71
Commco, Inc.	07 10 70
Gemmaco Books, Inc.	10 22 70
Detroit Tullar Envelope Company	01 01 71
Vaughn Lumber Company, Inc.	01 01 71
St. Helens Mill (Pope and Talbot)	02 10 71
Rochester Envelope Company, Inc.	01 31 71
Raygold Corporation	01 01 71
J. E. Elrod Lumber Company	01 31 71
Vistula Urban Development	07 12 71
Ocean Pines Condominium, Inc.	01 24 72
Pine Mountain Lake Townhouse, Inc.	04 24 72
Waikoloa Ranchlands, Inc.	03 03 72
Oregon Alder Maple Company	09 16 73
West Oregon Veneer Company	09 16 73
Lake Arrowhead Dam Corporation	11 16 73
Meridian Pine	02 01 74
Keystone Millwork Company	04 01 74
International Forest Products	09 30 74
Poway Lumber Company	08 01 74
Pembroke, Inc.	04 01 74
Southern Door Company	04 01 74
Calkraft Paper Company	07 15 74
Bohemia Inc.	01 01 74
Layman Lumber Company	11 01 74
Hoff Lumber Company	05 01 75
Happy Hammers, Inc.	02 06 75
De Quincy Sawmill (Louisiana Pacific)	02 25 75
Clatskanie Timber Products Company	06 16 75
Case & Risley Press Paper, Inc.	11 20 75
Evans Products Company	10 01 75
Avey Brothers Lumber	01 31 76
Olson Lawyer Lumber Inc.	02 01 76

Predecessor Employers	Acquisition Date

Lawyer Veneer Company	02 01 76
Olson Lawyer Timber Company	02 01 76
Veneercraft Inc.	02 01 76
Rhode Island Cardboard Company	05 20 76
Oxford Paper Company	06 01 76
Rumford Falls Power Company	06 01 76
Latex Fiber Industries, Inc.	02 11 77
J. P. Lewis Company	02 11 77
Payne Jones, Inc.	02 11 77
Richardson Lumber Company	05 02 77
Dorsey Company	09 01 77
Industrial Office Supply	09 01 77
Cross Lumber Company	09 01 77
Rogue Valley Plywood, Inc.	11 01 77
B & J Lumber Co. at Garland, Inc.	12 31 77
B & J Lumber Co. at Seven Points, Inc.	12 31 77
B & J Lumber Co. at Farmersville, Inc.	12 31 77
B & J Lumber Co. at Rockwall	12 31 77
Dennis Office Supply	03 23 78
Independent Lumber Company	04 15 78
Windows, Inc.	04 15 78
ABC Truck Company	06 27 78
PBSW Office Products, Inc.	07 14 78
Boise Building Supply	08 05 78
Northwest Lumber & Building Supply	09 16 78
Ratteree Lumber & Building Supply	03 01 79
Lone Star Building Centers Group	07 01 79
Madera Lumber & Hardware Company, Inc.	10 01 79
Edwards Industries, Inc.	11 15 79
Boise Southern Company (Vancouver Plywood)	01 01 82
Saxon Industries (Missisquoi Division)	04 13 83
Business Essentials, Inc.	10 22 84
Lacy Diversified Industries	11 12 84
Boone Box Company, Inc.	11 12 84
Allied Paper Incorporated	06 30 86
Frederick Sherry Office Supply Company	10 31 92
Capitol Office Supply	04 01 94
The Reliable Corporation	05 01 94
Office Resources Inc.	07 29 95
Allied Office Supply	04 03 95
Professional and Business Methods, Inc.	08 26 95
Fisher’s Office Supply	09 01 95
Macke Office Products	09 30 95

Predecessor Employers	Acquisition Date

Word Technology Systems, Inc.	09 30 95
Tampa Office Supplies	11 01 95
Premiere Business Products, Inc.	12 02 95
Sierra Vista	02 01 96
McAuliffe, Inc.	02 10 96
Loring, Short and Harmon	02 10 96
Office Essentials, Inc.	03 30 96
Crawford’s	04 27 96
Zemlick Brothers, Inc.	06 01 96
Mike Bryan Office Products, Inc.	08 01 96
Ownco Marketing	10 31 96
Smith’s Office Products Co.	11 01 96
Copytek Office Products, Inc.	11 01 96
Bixby Office Supply, Inc.	11 01 96
Pacific Data Products, Inc.	11 01 96
Office Stop, Inc.	02 01 97
Florida Ribbon and Carbon Office Products	03 01 97
Transition Dynamics, Inc.	05 01 97
Boise Marketing Services, Inc.	05 31 97
Osterman API	05 31 97
Atlas Office Supplies	10 01 98
Midesha Enterprises, Inc.	11 02 98
BCOP Nevada Company	01 01 99
Furman Lumber Company	09 15 99
Workspace LLC & Code Red LLC	05 31 01
Central Texas Corrugated (CTC)	02 01 06
PackageOne, Inc.	02 24 09
Tharco Containers, Inc.	03 01 11
Hexacomb Corporation	12 01 11

APPENDIX A

LIMITATION ON ANNUAL ADDITIONS

AND ANNUAL BENEFITS

SECTION 1

INTRODUCTION

Terms defined in the Plan shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of:

(i)	all employer contributions (including employer contributions of the Participant’s earnings reductions under Section 401(k), Section 403(b) and Section 408(k) of the Code) allocable as of a date during such limitation year to the Participant under all defined contribution plans;

(ii)	all forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans; and

(iii)	all Participant contributions made as of a date during such limitation year to all defined contribution plans.

1.1.1. Specific Inclusions. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed. Excess deferrals that are not distributed in accordance with the regulations under Section 402(g) of the Code are annual additions.

1.1.2. Specific Exclusions. The annual addition shall not, however, include (1) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan, (2) rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)), (3) catch-up contributions, (4) repayments of loans made to a participant from the Plan; (5) repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments, (6) excess deferrals that are distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3); and (7) restorative payments, defined as follows. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

1.1.3 Timing of Contributions. The determination of whether a contribution of allocation is made within a limitation year shall be made in accordance with Treasury Regulation 1.415(c)-1(b)(6).

1.2. Limitation Year. Limitation year means the Plan Year. The limitation year may only be changed by a plan amendment. If the Plan is terminated effective as of a date other than the last day of the limitation year, the Plan is treated as if the Plan had been amended to change its limitation year.

1.3. Maximum Permissible Addition.

1.3.1. General Rule. The maximum permissible addition means, for any one limitation year, the lesser of:

(i)	The applicable dollar limit under Section 415(c)(1)(A) of the Code (which is $44,000 for 2006), as adjusted for cost-of-living increases, or

(ii)	One hundred percent (100%) of the Participant’s Section 415 compensation for such limitation year.

1.3.2. Medical Benefits. The dollar limitation in Section 1.3.1(i), but not the amount determined under Section 1.3.1(ii), shall be reduced by the amount of employer contributions which are allocated to an individual medical benefit account, as defined in C ode Section 415(l), and a post-retirement medical benefits account for a key employee as defined in Code Section 419(d)(1).

1.3.3 Aggregation Rules. The aggregation and disaggregation rules of Treasury Regulation Section 1.415(f) shall apply for purposes of this Appendix A.

1.4. Section 415 Compensation. Section 415 compensation shall mean, with respect to any limitation year, the total wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and all controlled group members to the extent that such amounts are “wages” within the meaning of Code Section 3401, plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), and differential wage payments as defined in Code Section 3401(h) to the extent those wage payments do not exceed the amounts the Employee would have received if the Employee had continued to perform services for the Employer rather than entering qualified military service, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Section 415 compensation shall be determined on a cash basis and does not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates.

Payments made within the later of 2 1⁄2 months after severance from employment or the end of the limitation year that includes the date of severance from employment will be Section 415 compensation if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for service outside the Employee’s regular working hours (such as overtime or shift differential), commission, bonuses, or other similar compensation. Any payments not described above are not considered Section 415 compensation if paid after severance from employment, even if they are paid within the later of 2  1⁄2 months following severance from employment or the end of the limitation year that includes the date of severance from employment. For years beginning on or after January 1, 2008, Section 415 compensation shall not reflect compensation for a year that is in excess of the limitation under Code Section 401(a)(17) that applies to that year.

SECTION 2

DEFINED CONTRIBUTION LIMITATION

Notwithstanding anything to the contrary contained in the Plan, there shall not be allocated to the account of any Participant under a defined contribution plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition. Notwithstanding any provision of the Plan to the contrary, if the annual additions are exceeded for a Participant, the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including but not limited to the preamble of the final Code Section 415 regulations.

APPENDIX B

TOP HEAVY PLAN RULES

Notwithstanding any of the foregoing provisions of the Plan, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined under Section 2 of this Appendix to be a top heavy plan for a Plan Year, then the special rules set forth in Section 3 of this Appendix shall apply. For so long as this Plan is not determined to be a top heavy plan, the special rules in Section 3 of this Appendix shall be inapplicable to this Plan.

SECTION 1

SPECIAL DEFINITIONS

Terms defined in the Plan shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. Aggregated Employers. Aggregated employers means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is under “common control” with the Employer, or is a member of an “affiliated service group” that includes the Employer, as those terms are defined in Section 414(b), (c), (m) or (o) of the Code.

1.2. Aggregation Group. Aggregation group means a grouping of this Plan and:

(a)	if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

(b)	each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under Section 410 or Section 401(a)(4) of the Code, and

(c)	each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under Section 410 or Section 401(a)(4) of the Code.

1.3. Compensation. Compensation means compensation as defined in Section 1.4 of Appendix A except that for purposes of Section 1.6 of this Appendix, the limitation of compensation to an amount not in excess of the limit under Code Section 401(a)(17) shall not apply.

1.4. Determination Date. Determination date means, for the first (1st) Plan Year of a plan, the last day of such first (1st) Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.

1.5. Five Percent Owner. Five percent owner means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.6. Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during a Plan Year is:

(a)	an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from the aggregated employers of more than One Hundred Thirty Thousand Dollars ($140,000), or

(b)	a five percent owner, or

(c)	a one percent owner having an annual compensation from the aggregated employers of more than One Hundred Fifty Thousand Dollars ($150,000);

provided, however, that no more than fifty (50) employees (or, if less, the greater of three of all the aggregated employers’ employees or ten percent of all the aggregated employers’ employees) shall be treated as officers. For the purpose of determining compensation, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee. The $140,000 amount in (a) shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period shall be the calendar quarter beginning July 1, 2001, and any increase under this sentence which is not a multiple of $5,000 shall be rounded to the next lower multiple of $5,000.

1.7. One Percent Owner. One percent owner means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent (1%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than one percent (1%) of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.8. Shareholder Attribution Rules. Shareholder attribution rules means the rules of Section 318 of the Code, (except that subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting “5 percent” for “50 percent”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.

1.9. Top Heavy Aggregation Group. Top heavy aggregation group means any aggregation group for which, as of the determination date, the sum of:

(i)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and

(ii)	the aggregate of the accounts of key employees under all defined contribution plans included in such aggregation group,

exceeds sixty percent (60%) of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:

(a)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the five (5) year period ending on the determination date, except that such present value or amount shall be increased only by the aggregate distributions made on account of severance from employment, death or disability with respect to such employee under the Plan during the one (1) year period ending on the determination date.

(b)

Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(c)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(d)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(e)	In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(f)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(g)	If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(h)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

1.10. Top Heavy Plan. Top heavy plan means a qualified plan under which (as of the determination date):

(i)	if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees, and

(ii)	if the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.

Provided, however, that a top heavy plan shall not include a plan which consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) are met.

In applying the foregoing, the following rules shall be observed:

(a)	Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.

(b)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the one (1) year period ending on the determination date.

(c)	Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(d)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(e)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(f)	In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(g)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(h)	If any individual has not performed any services for any employer maintaining the plan at any time during the five (5) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(i)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

SECTION 2

DETERMINATION OF TOP HEAVINESS

Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.

SECTION 3

CONTINGENT PROVISIONS

3.1. When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.

3.2. Vesting Requirement.

3.2.1. General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has Completed the Following Years of Vesting Service:	His Vested Percentage Shall Be:

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

3.2.2. Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have three (3) or more years of Vesting Service as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.

3.3. Defined Contribution Plan Minimum Benefit Requirement.

3.3.1. General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account) which is at least equal to three percent (3%) of such Participant’s compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had: (i) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned compensation in excess of the stated amount required for participation in the Plan.

3.3.2. Special Rule. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom that percentage is the highest for the Plan Year.

(a)	The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his compensation for such Plan Year.

(b)	For the purposes of this Section 3.3, all defined contribution plans required to be included in an aggregation group shall be treated as one (l) plan.

(c)	The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of Section 410 or Section 401(a)(4) of the Code.

3.3.3. Salary Reduction and Matching Contributions. For the purpose of this Section 3.3, all Employer contributions attributable to a salary reduction or similar arrangement shall be taken into account for the purpose of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who is not a key employee but not for the purpose of determining whether that minimum contribution requirement has been satisfied. All Employer matching contributions (as defined in Section 401(m)(4)(A) of the Code) shall be taken into account for purposes of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who was not a key employee. For the purpose of this Section 3.3, contributions under a plan that would be top heavy because it is aggregated with a top heavy group but for Section 416(g)(4)(H) of the Code (exempting plans using alternative methods for meeting nondiscrimination requirements) may be taken into account for the purpose of determining whether the minimum contribution requirements has been satisfied for any other plan in the group.

3.4. Priorities Among Plans. In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:

(a)	If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.

(b)	If an employee participates in both a defined benefit plan and a defined contribution plan and only one (1) of such plans is a top heavy plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

(c)	If an employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation.

(d)	If an employee participates in two (2) or more defined contribution plans which are top heavy plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

3.5. Bargaining Units. The requirements of Section 3.2 through Section 3.4 of this Appendix shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

APPENDIX C

QUALIFIED DOMESTIC RELATIONS ORDERS

SECTION 1

GENERAL MATTERS

Terms defined in the Plan shall have the same meanings when used in this Appendix.

1.1. General Rule. Notwithstanding any other provision of the Plan, payment of benefits shall be made in accordance with a qualified domestic relations order. The Plan shall not honor the creation, assignment or recognition of any right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless that domestic relations order is a qualified domestic relations order.

1.2. Alternate Payee Defined. The only persons eligible to be considered an alternate payee with respect to a Participant shall be that Participant’s spouse, former spouse, child or other dependent.

1.3. DRO Defined. A domestic relations order is any judgment, decree or order (including an approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law).

1.4. QDRO Defined. A qualified domestic relations order is a domestic relations order which creates or recognizes the existence of an alternate payee’s right to (or assigns to an alternate payee the right to) receive all or a portion of the account of a Participant under the Plan and which satisfies all of the following requirements:

1.4.1. Names and Addresses. The order must clearly specify the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order.

1.4.2. Amount. The order must clearly specify the amount or percentage of the Participant’s account to be paid by the Plan to each such alternate payee or the manner in which such amount or percentage is to be determined.

1.4.3. Payment Method. The order must clearly specify the number of payments or period to which the order applies.

1.4.4. Plan Identity. The order must clearly specify that it applies to this Plan.

1.4.5. Settlement Options. Except as provided in Section 1.4.8 of this Appendix, the order may not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan.

1.4.6. Increased Benefits. The order may not require the Plan to provide increased benefits.

1.4.7. Prior Awards. The order may not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

1.4.8. Exceptions. The order will not fail to meet the requirements of Section 1.4.5 of this Appendix if:

(a)	The order requires payment of benefits be made to an alternate payee before the Participant has separated from service but as of a date that is on or after the date on which the Participant attains (or would have attained) the earliest payment date described in Section 1.4.11 of this Appendix; and

(b)	The order requires that payment of benefits be made to an alternate payee as if the Participant had retired on the date on which payment is to begin under such order (but taking into account only the present value of benefits actually accrued); and

(c)	The order requires payment of benefits to be made to an alternate payee in any form in which benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).

In lieu of the foregoing, the order will not fail to meet the requirements of Section 1.4.5 of this Appendix if the order: (1) requires that payment of benefits be made to an alternate payee in a single lump sum as soon as is administratively feasible after the order is determined to be a qualified domestic relations order, and (2) provides that the payment of such single lump sum fully and permanently discharges all obligations of the Plan to the alternate payee.

1.4.9. Prohibitions The order must not include, and should expressly prohibit, any of the following:

(a)	A requirement that the Plan pay the alternate payee in any form other than a form permitted under the Plan.

(b)	A requirement that the Plan provide a benefit to the alternate payee that is greater than the benefit to which the Participant is entitled.

(c)	A requirement that benefits be paid to an alternate payee if they are already required to be paid to another alternate payee under a prior QDRO.

(d)	A requirement that benefits be paid to an alternate payee in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse.

1.4.10. Deemed Spouse. Notwithstanding the foregoing, the order may provide that the former spouse of a Participant shall be treated as the Participant’s surviving spouse for the purposes of Section 7 of the Plan and that any subsequent or prior spouse of the Participant shall not be treated as a spouse of the Participant for such purposes.

1.4.11. Payment Date Defined. For the purpose of Section 1.4.8 of this Appendix, the earliest payment date means the earlier of:

(a)	The date on which the Participant is entitled to a distribution under the Plan; or

(b)	The later of (i) the date the Participant attains age fifty (50) years, or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

1.4.12 Timing of Order. A domestic relations order that otherwise satisfies the requirements of this Section 1.4 will not fail to be a qualified domestic relations order solely because the order is issued after, or revises, another qualified domestic relations order, or solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

SECTION 2

PROCEDURES

2.1. Actions Pending Review. During any period when the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Retirement Committee, the Retirement Committee shall cause the Plan to separately account for the amounts which would be payable to the alternate payee during such period if the order were determined to be a qualified domestic relations order.

2.2. Reviewing DROs. In the case of any domestic relations order received by the Plan:

2.2.1. Receipt. The Plan Administrator shall promptly notify the Participant and any other alternate payee of the receipt of such order and the Plan’s procedures for determining the qualified status of domestic relations orders, and

2.2.2. Determination. Within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a qualified domestic relations order and notify the Participant and each alternate payee of such determination.

2.2.3. Procedures. Reasonable procedures established by the Plan Administrator shall be used to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

2.3. Disposition. If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the domestic relations order, the order or modification thereof is determined to be a qualified domestic relations order, the Plan Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons entitled thereto. If within that eighteen (18) month period either (1) it is determined that the order is not a qualified domestic relations order, or (2) the issue as to whether such order is a qualified domestic relations order is not resolved, then the Plan Administrator may pay the segregated amounts (including any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of that eighteen-month period shall be applied prospectively only.

SECTION 3

PROCESSING OF AWARD

3.1. General Rules. If a benefit is awarded to an alternate payee pursuant to an order which has been finally determined to be a qualified domestic relations order, the following rules shall apply.

3.1.1. Source of Award. If a Participant shall have a vested interest in more than one account under the Plan, the benefit awarded to an alternate payee shall be withdrawn from the Participant’s accounts in proportion to his vested interest in each of them.

3.1.2. Effect on Account. For all purposes of the Plan, the Participant’s account (and all benefits payable under the Plan which are derived in whole or in part by reference to the Participant’s account) shall be permanently diminished by the portion of the Participant’s account which is awarded to the alternate payee. The benefit awarded to an alternate payee shall be considered to have been a distribution from the Participant’s account for the limited purpose of applying any rules of the Plan relating to distributions from an account that is only partially vested.

3.1.3. After Death. After the death of an alternate payee, all amounts awarded to the alternate payee which have not been distributed to the alternate payee and which continue to be payable shall be paid in a single lump sum distribution to the personal representative of the alternate payee’s estate as soon as administratively feasible, unless the qualified domestic relations order clearly provides otherwise. The Participant’s beneficiary designation shall not be effective to dispose of any portion of the benefit awarded to an alternate payee, unless the qualified domestic relations order clearly provides otherwise.

3.1.4. In-Service Benefits. Any in-service distribution provisions of the Plan shall not be applicable to the benefit awarded to an alternate payee.

3.2. Segregated Account. If the Retirement Committee determines that it would facilitate the administration or the distribution of the benefit awarded to the alternate payee or if the qualified domestic relations order so requires, the benefit awarded to the alternate payee shall be established on the books and records of the Plan as a separate account belonging to the alternate payee.

3.3. Former Alternate Payees. If an alternate payee has received all benefits to which the alternate payee is entitled under a qualified domestic relations order, the alternate payee will not at any time thereafter be deemed to be an alternate payee or prior alternate payee for any substantive or procedural purpose of this Plan.

APPENDIX D

SECTIONS 401(k), 401(m) & 402(g) COMPLIANCE

Introduction. This Appendix contains rules for complying with the nondiscrimination provisions of Sections 401(k) and 401(m) of the Code and the limitations imposed under Section 402(g) of the Code.

Priority. Determinations under this Appendix shall be made in the following order:

(1)	Excess deferrals under Section 1,

(2)	Excess contributions under Section 2,

(3)	Excess aggregate contributions under Section 3.

The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.

SECTION 1

SECTION 402(g) COMPLIANCE

1.1 Excess Deferrals.

1.1.1. In General. Before-tax and Roth contributions under this Plan and any other Plan of the Employer and Affiliated Companies for a Participant’s taxable year shall not exceed the dollar limit in effect for that taxable year under Section 402(g) of the Code (which is $17,000 for 2012), as adjusted for cost-of-living increases. In the case of a Participant aged 50 or over by the end of the taxable year, the dollar limit described in the preceding sentence is increased by the amount of elective deferrals that can be Catch-up Contributions for the year under Section 414(v)(2)(B) of the Code (which is $5,500 for 2012), as adjusted for cost-of-living increases. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Retirement Committee in writing of the amount of the excess deferral to be assigned to the Plan not later than the March 1 following such taxable year. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant’s Before-Tax and Roth Contribution Accounts and to any other plan of the Employer and Affiliated Companies. Notwithstanding any other provision of the Plan, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than April 15 following the close of the Participant’s taxable year.

Notwithstanding any provision in the Plan to the contrary, no Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer or any Affiliated Company during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code, as amended by Section 611 of the Economic Growth and Tax Relief Reconciliation Act of 2001, in effect for such taxable year.

1.1.2. Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of before-tax and Roth contributions allocated to the Participant’s Before-Tax and Roth Contribution Accounts for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

1.1.3. Claims. The Participant’s claim shall be in writing; shall be submitted to the Retirement Committee not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the taxable year in which the deferral occurred. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliated Companies.

1.1.4. Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss. Unless the Retirement Committee and the Trustee agree otherwise in writing, (a) for Plan Years beginning before January 1, 2008, the income or loss allocable to excess deferrals shall be determined by multiplying the income or loss allocable to the Participant’s elective contributions for the Plan Year and the gap period by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant’s Before-Tax Contribution Account balance attributable to elective contributions on the first day of the Plan Year plus any additional before-tax contributions made during the Plan Year and the gap period, and (b) for Plan Years beginning on or after January 1, 2008, the income or loss allocable to excess deferrals shall be determined by multiplying the income or loss allocable to the Participant’s elective contributions for the Plan Year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant’s Before-Tax Contribution Account and/or Roth Contribution Account balance attributable to elective contributions on the first day of the Plan Year plus any additional before-tax or Roth contributions made during the Plan Year.

For purposes of this section, the gap period means the period between the end of the Plan Year to a date determined by the Plan Administrator, which date shall not be more than seven days prior to the date of distribution.

1.1.5. Accounting for Excess Deferrals. Excess deferrals shall be distributed as follows: (i) from the Participant’s Before-Tax Contribution Account if the Participant has only made before-tax contribution during the applicable year; (ii) from the Participant’s Roth Contribution Account if the Participant has only made Roth contributions during the applicable year; and (iii) if the Participant has made both before-tax and Roth contributions during the applicable year, pro rata from the Participant’s Before-Tax and Roth Contribution Accounts.

1.1.6. Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1.1, Employer matching contributions under Section 4.2 of the Plan attributable to such distributed excess deferrals shall be forfeited and applied in accordance with Section 4.3 of the Plan.

SECTION 2

SECTION 401(k) COMPLIANCE

2.1. Section 401(k) Compliance.

2.1.1 Safe Harbor Compliance. If the Plan satisfies the requirements of Section 401(k)(12) or Section 401(k)(13) of the Code for any Plan Year, the provisions of this Section 2.1 shall not apply to the Plan for such Plan Year.

2.1.2. Special Definitions. For purposes of this Section 2, the following special definitions shall apply:

(a)	An eligible employee means an individual who is entitled to make before-tax contributions for all or a part of the Plan Year (whether or not the individual does so).

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.

(c)	Deferral percentage means the ratio (calculated separately for each eligible employee) of:

(i)	the total amount, for the Plan Year, of the before-tax contributions credited to the eligible employee’s Before-Tax Contribution Account, excluding catch-up contributions, and, if applicable, Employer contributions credited to the eligible employee’s Before-Tax Contribution Account in accordance with Section 2.3 of this Appendix (but excluding any Employer contributions credited to the eligible employee’s Before-Tax Contribution Account in accordance with Section 3.3 of this Appendix), to

(ii)	the eligible employee’s Compensation for the portion of such Plan Year that the employee is an eligible employee.

For this purpose, before-tax contributions (and Employer contributions, if applicable) will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

(d)	Average deferral percentage means, for a specified group of eligible employees for the Plan Year, the average of the deferral percentages for all eligible employees in such group.

2.1.3. Special Rules. For purposes of this Section 2.1, the following special rules apply:

(a)	Rounding. The deferral percentage of each eligible employee and the average deferral percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)	Multiple Plans. In the case of an eligible Highly Compensated Employee who participates in any other plan of the Employer and Affiliated Companies (other than an employee stock ownership plan described in Sections 409(a) and 4975(e)(7) of the Code) to which Employer contributions are made on behalf of the eligible Highly Compensated Employee pursuant to a salary reduction agreement, all such before-tax contributions shall be aggregated for purposes of determining the eligible Highly Compensated Employee’s deferral percentage; provided, however, that any before-tax contributions made under an employee stock ownership plan shall not be aggregated.

(c)	Permissive Aggregation. If this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 2.1 shall be applied by determining the average deferral percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same Section 401(k) testing method.

2.1.4. The 401(k) Tests. Notwithstanding the foregoing provisions, at least one of the following two (2) tests must be satisfied for each Plan Year:

Test 1:	The average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:	The excess of the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average deferral percentage of all other eligible employees for the current Plan Year is not more than two (2) percentage points, and the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the current Plan Year multiplied by two (2).

The Retirement Committee may, however, elect in accordance with Treasury Regulation Section 1.401(k)-2(c) to substitute the average deferral percentage of all other eligible employees for the preceding Plan Year for the average deferral percentage of all other eligible employees for the current Plan Year in Tests 1 and 2 above. Any election made by the Retirement Committee to use the average deferral percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above may only be changed in the manner prescribed under Treasury Regulation Section 1.401(k)-2(c).

2.1.5. Preventative Action Prior to Plan Year End. If the Retirement Committee determines that neither of the tests described in Section 2.1.4 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Retirement Committee may from time to time establish (and modify) a maximum amount of before-tax contributions that can be made by eligible Highly Compensated Employees that is less than the amount that would otherwise be permitted. No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective. The Retirement Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests described in Section 2.1.4 and the commencement and termination dates for any modifications.

2.2. Distribution of Excess Contributions.

2.2.1. In General. Notwithstanding any other provision of the Plan, excess contributions for a Plan Year, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year, to eligible Highly Compensated Employees as determined in this Section.

2.2.2. Determining Excess Contributions. For purposes of this Section 2.2, excess contributions shall mean, with respect to any Plan Year, the excess of:

(a)	the aggregate amount of before-tax contributions taken into account in computing the average deferral percentage of eligible Highly Compensated Employees for such Plan Year, over

(b)	the maximum amount of such contributions permitted by the Section 401(k) test described in Section 2.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(i)	The before-tax contributions of the eligible Highly Compensated Employee who has the highest deferral percentage (as defined in Section 2.1 of this Appendix) shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s deferral percentage to equal the greater of the next highest deferral percentage of an eligible Highly Compensated Employee or the highest deferral percentage allowed in order to satisfy one of the 401(k) Tests of Section 2.1.4 of this Appendix.

(ii)	If neither of the tests is satisfied after such reduction, the before-tax contributions of the eligible Highly Compensated Employees who then have the highest deferral percentage (including those eligible Highly Compensated Employees whose contributions were reduced under subsection (i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ deferral percentage to equal the greater of the next highest deferral percentage of an eligible Highly Compensated Employee or the highest deferral percentage allowed in order to satisfy one of the 401(k) Tests of Section 2.1.4 of this Appendix.

(iii)	If neither of the tests is satisfied after such reduction, the method of reduction in subsection (ii) shall be repeated one or more additional times until one of the tests is satisfied.

2.2.3. Method of Distributing Excess Contributions. Excess contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Participant’s Before-Tax Contribution Account. The amount of excess contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount determined as follows:

(a)	The before-tax contributions of the eligible Highly Compensated shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited to the Before-Tax Contribution Account shall be reduced accordingly).

(b)	If any excess contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of before-tax contributions (including those eligible Highly Compensated Employees reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited to the Before-Tax Contribution Account shall be reduced accordingly).

(c)	If any excess contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess contributions remain.

(d)	To the extent a Highly Compensated Employee has not reached his or her catch-up contribution limit under the Plan, excess contributions allocated to such Highly Compensated Employee are catch-up contributions and will not be treated as excess contributions.

Provided, however, if the total amount to be distributed determined in (a) through (c) would be greater than the amount of excess contributions determined in Section 2.2.2 of this Appendix, then the final amount shall be decreased so that the total amount distributed equals the amount of excess contributions determined in Section 2.2.2 of this Appendix, and further provided that the amount of excess contributions apportioned to any Highly Compensated Employee shall not exceed the amount of contributions actually contributed to the Plan for that Highly Compensated Employee for that Year.

2.2.4. Determination of Income or Loss. The excess contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. For Plan Years beginning before January 1, 2008, the income or loss allocable to excess contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s elective contributions for the Plan Year and the gap period by a fraction, the numerator of which is the excess contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the eligible Highly Compensated Employee’s account balances attributable to elective contributions on the first day of the Plan Year, plus any additional elective contributions made during the Plan Year and the gap period. For Plan Years beginning on or after January 1, 2008, the income or loss allocable to excess contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s elective contributions for the Plan Year multiplied by a fraction, the numerator of which is the excess contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the eligible Highly Compensated Employee’s account balances attributable to elective contributions on the first day of the Plan Year, plus any additional elective contributions made during the Plan Year.

2.2.5. Gap Period. For purposes of Section 2.2.4, the gap period means the period after the close of the Plan Year to a date determined by the Plan Administrator, which date shall not be more than seven days prior to the date of distribution.

2.2.6. Orphaned Matching Contributions. If excess contributions are distributed pursuant to this Section 2.2, any Employer matching contributions under Section 4.2 of the Plan that are attributable to the distributed excess contributions shall be forfeited and applied in accordance with Section 4.3 of the Plan.

2.3. Section 401(k) Curative Allocation.

2.3.1. Amount and Eligibility. If neither of the Section 401(k) tests set forth in Section 2.1 of this Appendix has been satisfied and a distribution of “excess contributions” has not been made pursuant to Section 2.2 of this Appendix, then the

Employer may make a Qualified Matching Contribution (“QMAC”) for that Plan Year. Forfeitures shall not be included in this allocation. Only those Participants who were not eligible Highly Compensated Employees for that Plan Year and for whom some before-tax contributions were made for such Plan Year shall share in such allocation. This allocation shall be made first to the eligible Participant with the least amount of compensation and then, in ascending order of compensation, to other eligible Participants, provided that no allocation to a particular Participant shall exceed the amount that may be taken into account for purposes of the Section 401(k) tests set forth in Section 2.1 of this Appendix pursuant to Treasury Regulation Section 1.401(k)-2(a)(6). The total amount of the QMAC to be so allocated shall be the minimum amount required to cause the Plan to satisfy either of the Section 401(k) tests set forth in Section 2.1 of this Appendix for the Plan Year.

2.3.2. Crediting to Account. The QMAC which is allocated in accordance with Section 2.3.1 to a Participant shall be credited to that Participant’s Before-Tax Contribution Account for the Plan Year with respect to which it is made and as soon as practicable after it is received by the Trustee.

SECTION 3

SECTION 401(m) COMPLIANCE

3.1. Section 401(m) Compliance.

3.1.1. Safe Harbor Compliance. If the Plan satisfies the requirements of Section 401(m)(11) or Section 401(m)(12) of the Code for any Plan Year, the provisions of this Section 3.1 shall not apply to the Plan for such Plan Year.

3.1.2. Special Definitions. For purposes of this Section 3, the following special definitions shall apply:

(a)	An eligible employee means an individual who is eligible to receive an Employer matching contribution for any portion of the Plan Year (whether or not the individual makes any before-tax contributions).

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.

(c)	Contribution percentage means the ratio (calculated separately for each eligible employee) of:

(i)

the total amount, for the Plan Year, of Employer matching contributions credited to the eligible employee’s Employer Account, and including, if applicable, Employer contributions credited to the eligible employee’s Before-Tax Contribution Account in accordance with Section 3.3 of this Appendix (but excluding any Employer contributions credited to the eligible employee’s Before-Tax Contribution Account, if any, in accordance with Section 2.3 of this Appendix), to

(ii)	the eligible employee’s Compensation for the portion of such Plan Year that the employee is an eligible employee.

For this purpose, Employer matching contributions and Employer contributions, if applicable, will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

(d)	Average contribution percentage means, for a specified group of eligible employees for the Plan Year, the average of the contribution percentages for all eligible employees in such group.

3.1.3. Special Rules. For purposes of this Section 3.1, the following special rules apply:

(a)	Rounding. The contribution percentage of each eligible employee and the average contribution percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)	Multiple Plans. In the case of an eligible Highly Compensated Employee who participates in any other plan of the Employer and Affiliated Companies (other than an employee stock ownership plan described in Sections 409(a) and 4975(e)(7) of the Code) to which after-tax contributions and Employer matching contributions are made on behalf of the eligible Highly Compensated Employee, all such after-tax contributions and Employer matching contributions, shall be aggregated for purposes of determining the eligible Highly Compensated Employee’s contribution percentage; provided, however, that such Employer contributions made under an employee stock ownership plan shall not be aggregated.

(c)	Permissive Aggregation. If this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.1 shall be applied by determining the average contribution percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and they use the same Section 401(m) testing method.

3.1.4. The 401(m) Tests. Notwithstanding the foregoing provisions, at least one of the following two tests must be satisfied for each Plan Year:

Test 1:	The average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:	The excess of the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average contribution percentage of all other eligible employees for the current Plan Year is not more than two (2) percentage points, and the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the current Plan Year multiplied by two (2).

The Retirement Committee may, however, elect in accordance with Treasury Regulation Section 1.401(k)-2(c)(1)(ii) to substitute the average contribution percentage of all other eligible employees for the preceding Plan Year for the average contribution percentage of all other eligible employees for the current Plan Year in Tests 1 and 2 above. Any election made by the Retirement Committee to use the average contribution percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above may only be changed in the manner prescribed by the Treasury Regulation Section 1.401(k)-2(c)(i)(ii).

3.1.5. Preventative Action Prior to Plan Year End. If the Retirement Committee determines that neither of the tests described in Section 3.1.4 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Retirement Committee may from time to time establish (and modify) maximums for Employer matching contributions of eligible Highly Compensated Employees that are less than the contributions which would otherwise be permitted or provided. No Employer matching contributions shall be made in excess of such maximums after the date such maximums are effective. The Retirement Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests designed in Section 3.1.4 and the commencement and termination dates for any modifications.

3.2. Distribution of Excess Aggregate Contributions.

3.2.1. In General. Notwithstanding any other provision of the Plan, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year to eligible Highly Compensated Employees as determined in this Section.

3.2.2. Determining Excess Aggregate Contributions. For purposes of this Section, excess aggregate contributions shall mean, with respect to any Plan Year, the excess of:

(a)	the aggregate amount of contributions taken into account in computing the average contribution percentage of eligible Highly Compensated Employees for such Plan Year, over

(b)	the maximum amount of such contributions permitted by the Section 401(m) tests described in Section 3.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(i)	The Employer matching contributions for the eligible Highly Compensated Employee who has the highest contribution percentage (as defined in Section 3.1 of this Appendix) shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contribution percentage to equal the greater of the next highest contribution percentage of an eligible Highly Compensated Employee or the highest contribution percentage allowed in order to satisfy one of the 401(m) Tests of Section 3.1.4 of this Appendix.

(ii)	If neither of the tests is satisfied after such reduction, the Employer matching contributions for the eligible Highly Compensated Employees who then have the highest contribution percentage (including those eligible Highly Compensated Employees whose contributions were reduced under subsection (i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contribution percentage to equal the greater of the next highest contribution percentage of an eligible Highly Compensated Employee or the highest contribution percentage allowed in order to satisfy one of the 401(m) Tests of Section 3.1.4 of this Appendix.

(iii)	If neither of the tests is satisfied after such reductions, the method of reduction in subsection (ii) shall be repeated one or more additional times until one of the tests is satisfied.

3.2.3. Method of Distributing Excess Aggregate Contributions. Excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Participant’s Employer Account. The amount of excess aggregate contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)	The Employer matching contributions of the eligible Highly Compensated Employee who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount received by eligible Highly Compensated Employees (and the amount credited to the Employer Account shall be reduced accordingly).

(b)	If any excess aggregate contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of Employer matching contributions (including those reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next highest dollar amount received by eligible Highly Compensated Employees (and the amount credited to the Employer Account shall be reduced accordingly).

(c)	If any excess aggregate contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess aggregate contributions remain

Provided, however, if the total amount to be distributed determined in (a) through (c) would be greater than the amount of excess aggregate contributions determined in Section 3.2.2 of this Appendix, then the final amount shall be decreased so that the total amount distributed equals the amount of excess aggregate contributions determined in Section 3.2.2 of this Appendix, and further provided that the amount of excess contributions apportioned to any Highly Compensated Employee shall not exceed the amount of contributions actually contributed to the Plan for that Highly Compensated Employee for that Plan Year.

3.2.4. Determination of Income or Loss. The excess aggregate contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. For Plan Years beginning before January 1, 2008, the income or loss allocable to excess aggregate contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s Employer matching contributions for the Plan Year and gap period by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to Employer matching contributions on the first day of the Plan Year, plus any additional Employer matching contributions made during the Plan Year and the gap period. For Plan Years beginning on or after January 1, 2008, the income or loss allocable to excess aggregate contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s Employer matching contributions for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the eligible Highly Compensated

Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to Employer matching contributions on the first day of the Plan Year, plus any additional Employer matching contributions made during the Plan Year.

3.2.5 Gap Period. For purposes of Section 3.2.4, the gap period means the period after the close of the Plan Year to a date determined by the Plan Administrator, which date shall not be more than seven days prior to the date of distribution.

3.2.6. Special Rule for Nonvested Account. If the Participant is not vested in the Employer Account as of the last day of the Plan Year to which the excess aggregate contributions relate, then the excess aggregate contributions shall be forfeited and applied in accordance with Section 4.3 of the Plan.

3.3. Section 401(m) Curative Allocation.

3.3.1. Amount and Eligibility. If neither of the Section 401(m) tests set forth in Section 3.1 of this Appendix has been satisfied and a distribution of “excess aggregate contributions” has not been made pursuant to Section 3.2 of this Appendix, then the Employer may make a Qualified Matching Contribution (“QMAC”) for that Plan Year. Forfeitures shall not be included in this allocation. Only those Participants who were not eligible Highly Compensated Employees for that Plan Year, who made before-tax contributions at any time during the Plan Year and who were entitled to receive an Employer matching contribution for the Plan Year shall share in such allocation. This allocation shall be made first to the eligible Participant with the least amount of compensation and then, in ascending order of compensation, to other eligible Participants, provided that no allocation to a particular Participant shall exceed the amount that may be taken into account for purposes of the Section 401(m) tests set forth in Section 3.1 of the Appendix pursuant to Treasury Regulation Sections 1.401(m)-2(a)(4) and (5). The total amount of the QMAC to be so allocated shall be the minimum amount required to cause the Plan to satisfy either of the Section 401(m) tests set forth in Section 3.1 of this Appendix for the Plan Year.

3.3.2. Crediting to Account. The QMAC which is allocated in accordance with Section 3.3.1 to a Participant shall be credited to that Participant’s Before-Tax Contribution Account for the Plan Year with respect to which it is made and as soon as practicable after it is received by the Trustee.

APPENDIX E

MINIMUM REQUIRED DISTRIBUTIONS

1.1 General Rules

1.1.1 Effective Date. The provisions of this Appendix apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.1.2 Precedence. The requirements of this Appendix take precedence over any inconsistent provisions of the Plan except Section 7.5(a).

1.1.3 Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

1.1.4 2009 Required Minimum Distributions. Notwithstanding anything to the contrary in this Appendix, a Participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 209 RMDs”), will not receive those distributions for 2009 unless the Participant or beneficiary chooses to receive such distributions. Participants and beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. A direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

1.2 Time and Manner of Distribution

1.2.1 Required Beginning Date. The Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70  1⁄2 or the calendar year in which the Participant retires, except that benefit distributions to a 5% percent owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70  1⁄2 .

1.2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(b)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies.

(c)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 1.2.2, other than Section 1.2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 1.2.2 and Section 1.4, unless Section 1.2.2(b) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 1.2.2(b) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 1.2.1. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 1.2.1), the date distributions are considered to begin is the date distributions actually commence.

1.2.3 Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 1.3 and 1.4 of the Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

1.3 Required Minimum Distributions During Participant’s Lifetime

1.3.1 Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s birthdays in the distribution calendar year; or;

(b)	if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

1.3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 1.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

1.4 Required Minimum Distributions After Participant’s Death

1.4.1 Death On or After Date Distributions Begin

(a)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

1.4.2 Death Before Date Distributions Begin.

(a)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 1.4.1.

(b)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	Death of surviving spouse before Distributions to surviving spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 1.2.1, this Section 1.4.2 will apply as if the surviving spouse were the Participant.

1.5 Definitions

1.5.1 Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury regulations.

1.5.2 Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 1.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

1.5.3 Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

1.5.4 Participant’s Account Balance. The Account Balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

1.5.5 Required Beginning Date. The date specified in Section 1.2 of this Appendix.

E-5